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Exhibit 10.6

LICENSE AGREEMENT
by and among
ARVINAS, INC.,
ARVINAS OPERATIONS, INC.,
ARVINAS ESTROGEN RECEPTOR, INC.,
PFIZER INC.,
and
RIGEL PHARMACEUTICALS, INC.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
TABLE OF CONTENTS
Page
Section 2.    License Grants    22
Section 3.    Transfer of Licensed Know-How.    26
Section 4.    Development.    26
Section 5.    Regulatory Submissions and Regulatory Approvals.    29
Section 6.    Commercialization.    30
Section 7.    Manufacturing.    33
Section 8.    Payments.    34
Section 9.    Intellectual Property.    41
Section 10.    Confidential Information and Publicity.    46
Section 11.    Representations, Warranties and Covenants.    50
Section 12.    Indemnification and Insurance.    58
Section 13.    Term, Termination, and Survival.    61
Section 14.    Dispute Resolution.    66
Section 15.    General Provisions.    69
Section 16.    Government Approvals.    73
[*]
(i)

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LICENSE AGREEMENT
This License Agreement (this “Agreement”), dated as of May 11, 2026 (the “Execution Date”), is made by and among, on one hand Arvinas, Inc., Arvinas Operations, Inc., and Arvinas Estrogen Receptor, Inc., each having its principal office at 5 Science Park, 395 Winchester Ave, New Haven, CT 06511 (collectively, “Arvinas”) and Pfizer Inc., having its principal office at 66 Hudson Blvd E, New York, NY 10001 (“Pfizer,” and collectively with Arvinas, “Licensors”), and, on the other hand, Rigel Pharmaceuticals, Inc., a Delaware corporation having business offices at 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080 (“Licensee”). Arvinas, Pfizer, and Licensee are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”
WHEREAS, Arvinas has been engaged in the development of Vepdegestrant, an oral estrogen receptor targeting protein degrader for the treatment of certain cancers, and controls certain patent rights and know-how with respect thereto;
WHEREAS, Arvinas and Pfizer are parties to that certain Collaboration Agreement, dated as of July 21, 2021, for the co-development and co-commercialization of products containing Vepdegestrant (as amended from time to time, the “Arvinas-Pfizer Collaboration Agreement”);
WHEREAS, Licensee desires to obtain exclusive rights to continue the development and commercialization of Vepdegestrant and products based thereupon in the Territory; and
WHEREAS, Licensors desire to grant an exclusive license to Licensee under the Licensed Patents and Licensed Know-How for Licensee to develop and commercialize the Licensed Compound and Licensed Products, all on the terms set forth below.
NOW, THEREFORE, the Parties hereby agree as follows:
Section 1.Definitions.
For the purpose of this Agreement, the following terms and phrases (and cognates) will have the meanings set forth below:
1.1“AAA” has the meaning set forth in Section 14.2 (Arbitration).
1.2“Acquired Program” has the meaning set forth in [*].
1.3“Acquisition Transaction” means (a) a Change of Control of a Party, or (b) a Party or its Affiliates acquires a Third Party or a portion of the business of a Third Party (whether by merger, stock purchase, purchase of assets, in-license or other means) (a “Third Party Acquisition”), in each case ((a) or (b)), whether by merger, sale of stock, sale of assets or otherwise.
1.4“Active Ingredient” means those clinically active materials that provide pharmacological activity in a pharmaceutical or biologic product. [*].
1.5“Affiliate” means, any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with an individual, corporation, association or other business entity in question, but only for so long as such control will continue. As used in this definition of “Affiliate,” the term “control” will mean the direct or indirect ownership of more than 50% of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation, association or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

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1.6[*]
1.7“Ancillary Agreement” means the Pharmacovigilance Agreement, Supply Agreement, Quality Agreement, or any other agreement among the Parties contemplated hereunder.
1.8[*]
1.9“Annual Net Sales” means [*]
1.10“Anti-Corruption Laws” means all applicable anti-bribery and anti-corruption laws and regulations, including, where applicable, the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and the local laws and regulations of any countries in which products, payments, or services will be provided under this Agreement.
1.11“Applicable Law” means, individually and collectively, all laws, statutes, ordinances, code, regulations, rules, orders, writ, judgment, injunction, decree, stipulation or rulings of any kind whatsoever of any Governmental Authority, courts, tribunals, legislative bodies and commissions that may be in effect from time to time and applicable to the activities contemplated by this Agreement, including all applicable Anti-Corruption Laws and laws relating to interactions with healthcare professionals and Government Officials.   For the avoidance of doubt, any specific references to any Applicable Law or any portion thereof will be deemed to include all then-current amendments thereto or any replacement or successor law, statute, ordinance, code, regulation, rule, order, writ, judgment, injunction, decree, stipulation or ruling.
1.12 “Approved NDA” means NDA No. 219835 .
1.13“Arbitral Tribunal” has the meaning set forth in Section 14.2(a)(ii) (Arbitrators).
1.14“Arvinas” has the meaning set forth in the preamble to this Agreement.
1.15“Arvinas Indemnitees” has the meaning set forth in Section 12.3 (Licensee Indemnity).
1.16“Arvinas Licensed Technology” means the Licensed Technology that is Controlled by Arvinas, including the Arvinas Solely Owned Arvinas-Pfizer Collaboration Technology and Arvinas’ interest in the Arvinas-Pfizer Joint Collaboration Technology.
1.17“Arvinas-Pfizer Collaboration Agreement” has the meaning set forth in the recitals of this Agreement.
1.18“Arvinas-Pfizer Joint Collaboration Technology” means any Patents or Know-How that are jointly owned by Pfizer and Arvinas pursuant to the Arvinas-Pfizer Collaboration Agreement.
1.19“Arvinas Solely Owned Arvinas-Pfizer Collaboration Technology” means any Patents or Know-How that are solely owned by Arvinas pursuant to the Arvinas-Pfizer Collaboration Agreement.
1.20“Business Day” means a day other than (a) a Saturday or a Sunday, or (b) a bank or other public holiday in New Haven, Connecticut, New York, New York or San Francisco, California.
1.21“Calendar Quarter” means each period of three consecutive calendar months, ending March 31, June 30, September 30, and December 31, except that the first Calendar Quarter of the Term will commence on the Effective Date and end on the first to occur of March 31, June 30, September 30 and December 31 after the Effective Date and the last Calendar Quarter of the Term will end on the last day of the Term. “Calendar Quarterly” will be construed accordingly.
1.22“Calendar Year” means the period of time beginning on January 1 and ending December 31, except that (a) the first Calendar Year of the Term will commence on the Effective Date and end on the December 31 of the year in which the Effective Date occurs and (b) the last Calendar Year

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of the Term will commence on the January 1 of the year in which the Term ends and end on the last day of the Term.
1.23“Cessation” has the meaning set forth in Section 13.4 (Termination for Cessation of Activities).
1.24“Change of Control” means, with respect to a Party, (a) the acquisition (in a transaction or series of related transactions) by any Third Party, together with its Affiliates, of beneficial ownership, directly or indirectly, of 50% or more of the then outstanding securities or combined voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination (including a merger or consolidation) involving such Party with a Third Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than 50% of the then outstanding securities or combined voting power of the surviving entity or the parent of the surviving entity immediately after such business combination; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its Affiliates’ assets or business relating to the subject matter of this Agreement.
1.25“Change of Control Program” has the meaning set forth in Section 2.9(c) (Change of Control).
1.26“Claim” has the meaning set forth in Section 12.4 (Indemnification Procedure).
1.27“Clinical Trial” means any human clinical trial of a Licensed Product.
1.28“CMO” has the meaning set forth in Section 7.2 (Manufacturing Technology Transfer).
1.29“Collaboration Know-How” means [*]
1.30“Combination Product” means [*]
1.31“Combination Regimen” means [*]
1.32“Commercialization” means any and all activities directed to the marketing, promotion, detailing, sale, preparation for sale, offering for sale, booking sales, establishing pricing and reimbursement or distribution of a Licensed Product in the Territory. Commercialization will include, with respect to a Licensed Product, the activities relating to (a) marketing and promotion, (b) market research matters including revenue forecasting, market landscape/situational analyses, competitive intelligence, material testing, dashboard reporting, health economics/value proposition, branding and communications plans, and pricing strategy, (c) field force matters, including field force training, field operations, performance metrics/reporting, field force sizing and alignment, key customer development, and professional education, including launch meetings, (d) health services matters, (e) peer-to-peer activities (such as ‘lunch and learns’), (f) medical affairs activities and (g) market access and patient support services. “Commercialize”, “Commercializing” and “Commercialized” have a correlative meaning to Commercialization.
1.33[*]
1.34[*]
1.35[*]
1.36“Commercially Reasonable Efforts” means, [*]
1.37“Companion Diagnostic” means the companion diagnostic for the Licensed Product for the Initial Indication [*].

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1.38“Companion Diagnostic Technology” means [*].
1.39“Competing Product” means [*]
1.40“Confidential Information” means any and all non-public information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by, one Party or its Affiliates (“Disclosing Party”) to another Party or its Affiliates (“Receiving Party”) under this Agreement. For purposes of this Agreement, [*]. Confidential Information of the Disclosing Party will not include any information, data, or know-how to the extent the Receiving Party can demonstrate through competent evidence that such information:
(a)was generally available to the public at the time of disclosure, or becomes available to the public after disclosure by the Disclosing Party other than through fault (whether by action or inaction) of the Receiving Party or its Affiliates;
(b)was already known to the Receiving Party or its Affiliates prior to its receipt from the Disclosing Party, provided that such exception will not apply to any [*];
(c)is obtained by the Receiving Party at any time lawfully from a Third Party under circumstances permitting its use or disclosure;
(d)developed independently by or on behalf of the Receiving Party or its Affiliates without use of, reference to or reliance upon any Confidential Information of the Disclosing Party, provided that such exception will not apply to any [*]; or
(e)is approved in writing by the Disclosing Party for release by the Receiving Party.
1.41“Confidentiality Agreement” means that certain Confidential Disclosure Agreement [*].
1.42“Control” means (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) [*].
1.43“Cover” means (as an adjective or as a verb including conjugations and variations such as “Covered” or “Covering”) that the Exploitation of a given compound, formulation, process or product would infringe a Valid Claim in the absence of a license under or ownership in the patent rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim will be made on a country-by-country basis.
1.44[*]
1.45[*]
1.46“Development” means all activities that relate to (a) obtaining, maintaining or expanding Regulatory Approval of Licensed Compound or Licensed Product in the Territory for one or more indications or (b) developing the process for the Manufacture of clinical and commercial quantities of Licensed Compound and Licensed Product. This includes (i) the conduct of nonclinical studies and Clinical Trials, including any Post-Marketing Requirements or Commitments, and (ii) the preparation, submission, review and development of data or information in support of a submission to a Regulatory Authority in the Territory to obtain, maintain or expand Regulatory Approval of Licensed Compound or Licensed Product, as applicable, including the services of outside advisors in connection therewith, including outside counsel and regulatory consultants, but excludes [*]. “Develop”, “Developing” and “Developed” have a correlative meaning.
1.47[*]
1.48[*]

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1.49“Disclosing Party” has the meaning set forth in Section 1.40 (Confidential Information).
1.50“Distributor” means any Third Party that purchases any Licensed Product from Licensee, any of its Affiliates, or any of their respective Sublicensees and distributes or sells such Licensed Product directly to customers, but does not Develop (other than preparing and filing a Marketing Authorization Application for the purpose of obtaining Marketing Authorization of a Licensed Product in the Territory for one or more indications or maintaining or expanding such Marketing Authorization, or obtaining Pricing and Reimbursement Approval of a Licensed Product in the Territory if applicable, in each case to enable such Third Party to distribute or sell Licensed Product directly to customers) or Manufacture any Licensed Compound or Licensed Product and does not make any royalty or profit-share payments to Licensee or its Affiliates or Sublicensees, other than payments for the purchase of Licensed Products for resale.
1.51“Effective Date” means the Antitrust Clearance Date.
1.52“EMA” means the European Medicines Agency and any successor agency thereto.
1.53“EU” means the countries of the European Economic Area, as it is constituted on the Execution Date and as it may be expanded from time to time after the Execution Date.
1.54“Ex-US” means all territories and countries of the world other than the U.S.
1.55“Ex-US Sublicense” means a grant by Licensee or its Affiliate of any of the Ex-US (but not the U.S.) licenses and rights granted to Licensee under Section 2.1 (Exclusive License Grants) or Section 2.2 (Non-Exclusive License Grant), excluding any license or right granted to a contract manufacturing organization, contract development and manufacturing organization, contract research organization or other similar Third Party service provider engaged by Licensee or its Affiliates solely to perform manufacturing, development or other services for or on behalf of Licensee or its Affiliates.
1.56“Ex-US Sublicensee” means a Third Party Sublicensee that has received an Ex-US Sublicense.
1.57“Execution Date” has the meaning set forth in the preamble hereto.
1.58“Executive Officers” means [*].
1.59“Existing Combo Trial” means that certain clinical trial known as [*].
1.60“Existing Upstream Agreement” means [*].
1.61“Exploit” means, to research, have researched, develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell, have sold and offer for sale and have offered for sale, including all research, Development, Manufacturing and Commercialization. “Exploitation” and “Exploiting” have a correlative meaning.
1.62“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.63“FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended.
1.64“Field” means the prevention, treatment, cure, diagnosis, prediction, and detection of any or all human and animal diseases and conditions, including the Indications.
1.65“Final Rule” has the meaning set forth in Section 11.6(g)(i) (Data Security).

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1.66“First Approval” means receipt of Marketing Authorization from the FDA for the Licensed Product for the Initial Indication.
1.67“First Commercial Sale” means, with respect to any Licensed Product in a given country or region in the Territory, the first sale of such Licensed Product in such country. Notwithstanding the foregoing, sales for Clinical Trials purposes or compassionate or similar use will not be considered to constitute a First Commercial Sale. For clarity, First Commercial Sale will be determined on a Licensed Product-by-Licensed Product and country-by-country (or region-by-region) basis, as applicable.
1.68“Force Majeure Event” has the meaning set forth in Section 15.3 (Force Majeure).
1.69“FTE” means a full-time equivalent person year (consisting of [*] per Calendar Year) of work as an employee or contractor performing applicable activities under this Agreement as [*].
1.70“Generic Equivalent” means, with respect to a Licensed Product in a country, any product that is (a) is sold by a Third Party, or any Person other than Licensee, its Affiliates or its or their Sublicensees, and (b) approved in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of such prior Regulatory Approval) of such Licensed Product in such country as determined by the applicable Regulatory Authority, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FDCA (21 U.S.C. § 355(b)(2) and 21 U.S.C. § 355(j), respectively), (ii) in the E.U. pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (iii) in any other country pursuant to all equivalents of such provisions, each as may be amended and applicable from time to time.
1.71“Global Trade Control Laws” means [*]; all relevant regulations and legislative instruments made under any of the above; other relevant economic sanctions, export and import control laws, embargoes or any other restrictive measures and other laws, regulations, legislation, orders and requirements imposed by a relevant governmental entity.
1.72“GMP Inventory” has the meaning set forth in Section 7.4 (Existing Inventory of Licensed Product).
1.73“Good Clinical Practice” means the current standards for Clinical Trials for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the EU and other organizations and Governmental Authorities in countries in which a Licensed Product is intended to be sold to the extent such standards are not less stringent than United States Good Clinical Practice.
1.74“Good Laboratory Practice” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the EU and other organizations and Governmental Authorities in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.
1.75“Good Manufacturing Practice” means the current standards for manufacturing, processing, packaging, labeling, testing, storage and distribution of pharmaceuticals, as set forth in the FDA’s current Good Manufacturing Practice regulations, including 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, as amended from time to time, and such standards of good manufacturing practice as are required by the EU and other organizations and Governmental Authorities in countries in which a Licensed Product is intended to be manufactured, developed or sold, to the extent such standards are not less stringent than United States Good Manufacturing Practice.
1.76“Government” or “Governmental Authority” means: (a) any national, federal, state, local, regional, or foreign government, or level, branch, or subdivision thereof; (b) any multinational or

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public international organization or authority; (c) any ministry, department, bureau, division, authority, agency, commission, or body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; (d) any court, tribunal, or governmental arbitrator or arbitral body; (e) any government-owned or -controlled institution or entity; (f) any enterprise or instrumentality performing a governmental function; and (g) any political party.
1.77“Government Official” means: (a) any elected or appointed Government official (e.g., a legislator or a member of a ministry of health); (b) any employee or person acting for or on behalf of a Government, a Government department or agency, an institution or entity owned or controlled by a Government (e.g., a healthcare professional employed by a Government-owned or -controlled hospital, or a person serving on a healthcare committee that advises a Government), or an enterprise or instrumentality performing a governmental function; (c) any candidate for public office, or officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations, the Red Cross, or the World Bank); (e) any member of a military or a royal or ruling family; and (f) any person otherwise categorized as a Government official under law.
1.78“Grant Back Licensee IP” means the Grant Back Licensee Know-How and Grant Back Licensee Patents.
1.79“Grant Back Licensee Know-How” means any Collaboration Know-How that (a) is owned solely by Licensee or its Affiliate under the terms of this Agreement, and (b) is necessary for Licensors to perform their obligations under this Agreement.
1.80“Grant Back Licensee Patents” means any Patents that claim or disclose Grant Back Licensee Know-How that (a) are owned solely by Licensee or its Affiliate under the terms of this Agreement, and (b) are necessary for Licensors to perform their obligations under this Agreement.
1.81[*]
1.82[*]
1.83“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.84“IND” means (a) an Investigational New Drug Application as defined in the FDCA and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.
1.85“Indemnified Party” has the meaning set forth in Section 12.4 (Indemnification Procedure).
1.86“Indemnifying Party” has the meaning set forth in Section 12.4 (Indemnification Procedure).
1.87“Indication” means a separate and distinct disease or medical condition [*]
1.88“Initial Indication” means the treatment of patients with estrogen receptor-positive (ER+)/human epidermal growth factor receptor 2-negative (HER2-), ESR1-mutated advanced or metastatic breast cancer.
1.89“Initial Orange Book Listing” has the meaning set forth in Section 9.3(f).
1.90“Initial Press Release” has the meaning set forth in Section 10.4(a) (Press Releases).
1.91“Initial PTE Filings” has the meaning set forth in Section 9.3(e)(ii).

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1.92“Joint Collaboration Know-How” means any Collaboration Know-How conceived, discovered, developed or otherwise made jointly by or on behalf of one or both Licensors (or its or their Affiliates, licensees, Sublicensees, or Subcontractors or its or their respective directors, officers, employees or agents) on the one hand, and by or on behalf of Licensee (or its Affiliates, licensees, Sublicensees, or Subcontractors or its or their respective directors, officers, employees or agents) on the other hand.
1.93“Joint Collaboration Patents” means any Patents that claim or disclose Joint Collaboration Know-How.
1.94“Joint Collaboration Technology” means the Joint Collaboration Know-How and Joint Collaboration Patents.
1.95“Know-How” means any [*].
1.96“Knowledge” means (a) for Arvinas, [*]; (b) for Pfizer, [*]; and (c) for Licensee, [*].
1.97“Launch Inventory” means [*]
1.98“License Fee” has the meaning set forth in Section 8.1 (License Fees).
1.99“Licensed Compound” means Vepdegestrant and [*].
1.100“Licensed Know-How” means [*].
1.101“Licensed Patents” means [*].
1.102“Licensed Product” means any product containing a Licensed Compound as an Active Ingredient, in any form, presentation, dosage or formulation form (including fixed dose combination).
1.103“Licensed Technology” means the Licensed Patents and Licensed Know-How, [*].
1.104“Licensee” has the meaning set forth in the preamble to this Agreement.
1.105“Licensee Collaboration Know-How” means Collaboration Know-How conceived, discovered, developed or otherwise made in the course of performing any activities or exercising any rights under this Agreement, [*].
1.106“Licensee Collaboration Patents” means all Patents that claim or disclose Licensee Collaboration Know-How.
1.107“Licensee Indemnitees” has the meaning set forth in Section 12.1 (Arvinas Indemnity).
1.108“Licensor Collaboration Know-How” means Collaboration Know-How conceived, discovered, developed or otherwise made in the course of performing any activities or exercising any rights under this Agreement, [*].
1.109“Licensor Collaboration Patents” means all Patents that claim or disclose Licensor Collaboration Know-How.
1.110“Licensor Combo Patents” means any Patent Controlled by a Licensor or any of its Affiliates as of the Execution Date, as of the Effective Date or during the Term that Covers a Combination Product or Combination Regimen containing Vepdegestrant and any Licensor Other Component, [*].
1.111“Licensor Development Activities” means all activities related to (a) the ongoing Vepdegestrant clinical studies under Pfizer’s sponsorship as of the Execution Date, [*], and (b) the

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completion or winding down of such studies, including consolidating and transitioning such studies into a rollover study.
1.112“Licensor Indemnitees” has the meaning set forth in Section 12.3 (Licensee Indemnity).
1.113“Licensor Other Component” means any Other Component owned or controlled by a Licensor that is proprietary to such Licensor.
1.114“Licensor Product Domain Names” means all domain names and URLs that are Controlled by a Licensor or any of its Affiliates that relate solely to the Licensed Compounds or the Licensed Products in the Territory. [*]
1.115“Licensor Product Marks” means all trademarks and trade dress that are Controlled by a Licensor or any of its Affiliates that relate solely to the Licensed Compounds or the Licensed Products in the Territory. [*]
1.116“Licensors” has the meaning set forth in the preamble to this Agreement.
1.117“Losses” has the meaning set forth in Section 12.1 (Arvinas Indemnity).
1.118“Major Market Country” means [*].
1.119“Manufacture” means, with respect to a Licensed Product, those manufacturing-related activities that support the Development (including the seeking and obtaining of Regulatory Approvals) and Commercialization of such Licensed Product, including manufacturing process development and scale-up, validation, qualification and audit of clinical and commercial manufacturing facilities, bulk production and fill/finish work, related quality assurance technical support activities and CMC activities, and including, in the case of a clinical or commercial supply of such Licensed Product, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding, quality control testing and release of such Licensed Product. “Manufacturing” and “Manufactured” have a correlative meaning.
1.120“Manufacturing Technology Transfer” has the meaning set forth in Section 7.2 (Manufacturing Technology Transfer).
1.121[*]
1.122“Marketing Authorization” means, with respect to a product, the Regulatory Approval required by Applicable Law to Commercialize such product in a country, but excluding, for clarity, Pricing and Reimbursement Approval.
1.123“Marketing Authorization Application” or “MAA” means, with respect to a product, an application for Regulatory Approval of Commercialization of such product in a country, territory, or possession, including an NDA.
1.124“Milestone Payments” means the Regulatory Milestone Payments and Sales Milestone Payments.
1.125“NDA” means a New Drug Application filed with the FDA (including amendments and supplements thereto) to obtain Regulatory Approval in the U.S., or any corresponding applications or submissions filed with the relevant Regulatory Authorities to obtain Regulatory Approvals in any other country or region in the Territory.
1.126“Net Sales” means [*].
1.127“Ongoing Studies” means [*].
1.128“Other Component” has the meaning set forth in Section 1.30 (Combination Product).

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1.129“Out-of-Pocket Costs” means, with respect to certain activities hereunder, amounts actually paid by a Party or any of its Affiliates to a Third Party for goods or services incurred to conduct such activities, including payments to contract personnel (including contractors, consultants and (sub)contractors).
1.130“Outside Date” has the meaning set forth in Section 16.1.
1.131“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.
1.132“Patent” means (a) a U.S. or foreign patent or a patent application, (b) any additions, priority applications, divisionals, continuations, and continuations-in-part of any of the foregoing and (c) all patents issuing on any of the foregoing patent applications, together with all invention certificates, substitutions, reissues, reexaminations, registrations, supplementary protection certificates, confirmations, renewals and extensions of any of clauses (a), (b) or (c), and U.S. or foreign counterparts of any of the foregoing.
1.133“Patent Term Extensions” has the meaning set forth in Section 9.3(e) (Patent Term Extensions).
1.134“Payment” has the meaning set forth in Section 8.6(f) (Taxes).
1.135“Pending Commercialization Activities” has the meaning set forth in Section 6.2(a) ([*]).
1.136“Permitted Licensor Combo Activities” means [*].
1.137“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.138“Pfizer” has the meaning set forth in the preamble to this Agreement.
1.139[*]
1.140“Pfizer Indemnitees” has the meaning set forth in Section 12.3 (Licensee Indemnity).
1.141“Pfizer Licensed Technology” means the Licensed Technology that is Controlled by Pfizer, including the Pfizer Solely Owned Arvinas-Pfizer Collaboration Technology and Pfizer’s interest in the Arvinas-Pfizer Joint Collaboration Technology.
1.142“Pfizer Solely Owned Arvinas-Pfizer Collaboration Technology” means any Patents or Know-How that are solely owned by Pfizer pursuant to the Arvinas-Pfizer Collaboration Agreement.
1.143“Pharmacovigilance Agreement” has the meaning set forth in Section 5.4 (Reporting Adverse Events).
1.144“Post-Marketing Requirement or Commitments” means any study, clinical trial, investigation or other activity relating to a Licensed Product that the FDA (or equivalent Regulatory Authority in a jurisdiction outside of the United States) requires a sponsor to conduct following Regulatory Approval or that the sponsor agrees with the FDA (or equivalent Regulatory Authority in a jurisdiction outside of the United States) to conduct following Regulatory Approval but that is not required by Applicable Law.
1.145“Pricing and Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable Governmental Authority that establishes prices charged to end-users

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for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.
1.146“Product Infringement” has the meaning set forth in Section 9.4(a) (Notification).
1.147“Product Infringement Notice” has the meaning set forth in Section 9.4(a) (Notification).
1.148“Product Marks” has the meaning set forth in Section 6.7(c) (Infringement of Product Marks).
1.149“Prosecute” or “Prosecution” means in relation to any patent rights, (a) to prepare and file patent applications, including re-examinations or re-issues thereof, and represent applicants or assignees before relevant patent offices or other relevant Governmental Authorities during examination, re-examination and re-issue thereof, in appeal processes and interferences, or any equivalent proceedings, (b) to defend all such applications against Third Party oppositions or other challenges, (c) to conduct and control interferences, re-examinations, and post-issuance proceedings, including oppositions, post-grant review, inter partes review, derivation proceedings and supplemental examination, (d) to secure the grant of any patents arising from such patent application, (e) to maintain in force any issued patent (including through payment of any relevant maintenance fees), (f) obtain and maintain patent term extension or supplemental protection certificates or their equivalents, and (g) to make all decisions with regard to any of the foregoing activities.
1.150“Publishing Notice” has the meaning set forth in Section 10.5(c) (Publications).
1.151“Publishing Party” has the meaning set forth in Section 10.5(c) (Publications).
1.152“Quality Agreement” has the meaning set forth in Section 7.3 (Clinical and Commercial Supply Agreement).
1.153[*]
1.154“Receiving Party” has the meaning set forth in Section 1.40 (Confidential Information).
1.155“Regulatory Approval” means, with respect to a country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biological product for one or more Indications in the Field in such country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which will exclude any Pricing and Reimbursement Approvals. For clarity, Regulatory Approvals include approvals by Regulatory Authorities of INDs or MAAs.
1.156“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, Pricing and Reimbursement Approval of a Licensed Product in such country or regulatory jurisdiction, including (a) the FDA, (b) the EMA, and (c) the European Commission, in each case, or its successor.
1.157“Regulatory Exclusivity” means, with respect to a Licensed Product and a country, region or jurisdiction, any marketing or data exclusivity conferred by the applicable Regulatory Authority in such country, region or jurisdiction on the holder of a marketing approval to Commercialize the Licensed Product in such country, region or jurisdiction or that otherwise that prohibits a Person from relying on or otherwise using safety or efficacy data generated by or on behalf of a Party with respect to such Licensed Product, including new use or indication exclusivity, new formulation, new chemical entity exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity, and exclusivity rights conferred in the U.S. under the Hatch-Waxman Act.

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1.158“Regulatory Interactions” means (a) monitoring and coordinating all regulatory actions, communications, and filings with, and submissions to, all Regulatory Authorities with respect to a Licensed Compound or Licensed Product, (b) interfacing, corresponding and meeting with the Regulatory Authorities with respect to a Licensed Compound or Licensed Product, and (c) sole responsibility for pre- and post-authorization pharmacovigilance activities (including preparation of PSUR, DSUR, IB, signal detection, etc.).
1.159“Regulatory Materials” means regulatory applications, submissions, notifications, registrations, correspondence, written communications or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture, or Commercialize a Licensed Product in a particular country or regulatory jurisdiction. For the avoidance of doubt, Regulatory Materials include Drug Master Files, INDs, and MAAs (as applications, but not the approvals with respect thereto).
1.160“Regulatory Milestone Event” has the meaning set forth in Section 8.2(a) (Regulatory Milestone Events).
1.161“Regulatory Milestone Payment” has the meaning set forth in Section 8.2(a) (Regulatory Milestone Events).
1.162“Reimbursable Development Costs” means all costs and expenses, including internal costs and Out-of-Pocket Costs, incurred by or on behalf of Licensors in connection with [*].
1.163“Restricted Markets” means, [*]
1.164“Restricted Parties” means any individual(s) or entity(ies) on any of the following: [*].
1.165“Restricted Party Screening” means the comparison of any individual or entity directly or indirectly involved in activities under this Agreement against the relevant lists of Restricted Parties.
1.166“Retained Commercialization Activities” has the meaning set forth in Section 6.2(a) ([*]).
1.167“Reversion IP” has the meaning set forth in Section 13.7(a) (Effect of Termination).
1.168“Reversion License” has the meaning set forth in Section 13.7(a) (Effect of Termination).
1.169“Royalties” has the meaning set forth in Section 8.4(a) (Royalties).
1.170“Royalty Patents” means the Licensed Patents, including the Joint Collaboration Patents.
1.171“Royalty Report” has the meaning set forth in Section 8.6(c) (Reports and Royalty Payments).
1.172“Royalty Term” has the meaning set forth in Section 8.4(b) (Royalty Term).
1.173“Sales Milestone Event” has the meaning set forth in Section 8.3(a) (Sales Milestone Events).
1.174“Sales Milestone Payment” has the meaning set forth in Section 8.3(a) (Sales Milestone Events).
1.175“Secured Party” has the meaning set forth in Section 15.6(c) (Assignment).
1.176“Securitization Transaction” has the meaning set forth in Section 15.6(b) (Assignment).

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1.177“Segregate” means, with respect to a compound or product, [*].
1.178“Seller” has the meaning set forth in Section 1.126 (Net Sales).
1.179“Sensitive Personal Data” has the meaning set forth in Section 11.6(g)(i) (Data Security).
1.180“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis.
1.181“Sublicense” means an agreement pursuant to which Licensee, an Affiliate, or a Sublicensee [*].
1.182“Sublicense Revenue” means [*].
1.183“Sublicense Revenue Payments” has the meaning set forth in Section 8.5(a) (Sublicense Revenue Payments).
1.184“Sublicensee” means any Person granted a Sublicense.
1.185 “Supply Agreement” has the meaning set forth in Section 7.3 (Clinical and Commercial Supply Agreement).
1.186“Tax Action” has the meaning set forth in Section 8.6(f).
1.187[*]
1.188“Term” has the meaning set forth in Section 13.1 (Term).
1.189“Terminated Product(s)” has the meaning set forth in Section 13.7 (Effects of Termination).
1.190“Terminated Region(s)” has the meaning set forth in Section 13.7 (Effects of Termination).
1.191“Territory” means worldwide.
1.192“Third Party” means any Person other than Licensee, Licensors, or any of their respective Affiliates.
1.193“Third Party Acquisition” has the meaning set forth in Section 1.2 (Acquisition Transaction).
1.194“Third Party Claims” has the meaning set forth in Section 12.1 (Arvinas Indemnity).
1.195“Transfer and Transition Activities” has the meaning set forth in Section 3.1 (Transition Committee).
1.196“Transition Agreement” has the meaning set forth in Section 13.7(d) (Effects of Termination).
1.197“Transition Commercialization Activities” has the meaning set forth in Section 6.2(a) ([*]).
1.198“Transition Committee” has the meaning set forth in Section 3.1 (Transition Committee).

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1.199“Transition Development Activities” has the meaning set forth in Section 4.3 (Development Transition Plan).
1.200“United States” or “U.S.” means the United States of America, including its territories and possessions, and the District of Columbia.
1.201“Valid Claim” means (a) a claim of an issued and unexpired patent (including a supplemental patent certificate or patent extension) whose validity, enforceability or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer; or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or not appealed within the time allowed for appeal or (b) a claim of a pending patent application meeting the following requirements: (i) such pending patent application has been pending for no longer than [*] from its earliest priority date; and (ii) such pending patent application has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such [*] period will be tolled during the pendency of any adverse proceeding initiated by a Third Party challenging the patentability or enforceability of a claim, including oppositions or any appeal of an adverse determination against the claim (not including any office action or other examination actin issue by a patent examiner in the ordinary course of prosecution) with respect to the patent application at issue, for up to a maximum of three years.
1.202“Vepdegestrant” means the proprietary compound known as Vepdegestrant, [*].
Section 2.License Grants
2.1.Exclusive License Grants.
(a)Subject to the terms and conditions of this Agreement during the Term, each Licensor hereby grants to Licensee a non-transferable (except as provided in Section 15.6 (Assignment)), exclusive (even as to Licensors and their Affiliates except as set forth in Section 2.7 (No Other Rights and Retained Rights)), sublicensable (solely as permitted in accordance with Section 2.3 (Sublicenses)), royalty and milestone-bearing right and license under the Licensed Technology Controlled by such Licensor and its Affiliates to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory in accordance with the terms of this Agreement.
(b)Notwithstanding any provision to the contrary set forth in this Agreement, (i) for the purposes of the license grant under Section 2.1(a) (Exclusive License Grants) [*].
2.2.Non-Exclusive License Grant.
(a)Subject to the terms and conditions of this Agreement, including Section 2.2(b) (Non-Exclusive License Grant), during the Term, Pfizer hereby grants to Licensee a non-exclusive, non-transferable (except as provided in Section 15.6 (Assignment)), sublicensable (solely in connection with a sublicense to the Licensed Technology in accordance with Section 2.3 (Sublicenses)) royalty and milestone-bearing right and license [*].
(b)Notwithstanding any provision to the contrary set forth in this Agreement, for the purposes of the license grant under Section 2.2(a) (Non-Exclusive License Grant), such license will only include a license with respect to the Licensed Compound or Licensed Product or [*], and in no event is a license granted hereunder to Exploit [*] other than the Licensed Compound.
2.3.Sublicenses. The licenses and rights granted to Licensee under Section 2.1 (Exclusive License Grants), Section 2.2 (Non-Exclusive License Grant), and Section 2.6 (Access to Companion Diagnostic Rights) may be sublicensed by Licensee: [*].

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2.4.Subcontractors. Each Party will have the right to engage one or more Subcontractors to perform any of its obligations under this Agreement; [*].
2.5.License Grant to Licensors. Subject to the terms and conditions of this Agreement, during the Term, Licensee hereby grants to Licensors a non-exclusive, non-transferable, non-sublicensable, royalty-free and fully paid-up right and license under the Grant Back Licensee IP to perform their obligations under this Agreement.
2.6.Access to Companion Diagnostic Rights.
(a)Subject to the terms and conditions of this Agreement, during the Term, each Licensor hereby grants to Licensee (or extends to Licensee, as applicable) a non-transferable (except as provided in Section 15.6 (Assignment)), [*] license to the Companion Diagnostic Technology [*].
(b)At Licensee’s written request, Licensors will use commercially reasonable efforts to facilitate direct discussions between Licensee and [*].
2.7.No Other Rights. Nothing in this Agreement will be interpreted to grant a Party any rights under any intellectual property rights owned or Controlled by another Party, including under Licensed Technology, in each case, that are not expressly granted herein, whether by implication, estoppel, or otherwise.
2.8.Retained Rights. Any rights not expressly granted to Licensee by Licensors under this Agreement are hereby retained by Licensors, and each Licensor hereby expressly retains the right (on behalf of itself, its Affiliates, and its licensees) to [*].
2.9.Exclusivity and Competing Products.
(a)Exclusivity. [*]
(b)Exceptions. [*]
(c)Change of Control. Notwithstanding the provisions of Section 2.9(a) (Exclusivity), during the Term, in the event that (i) Licensee or any of its Affiliates acquires or otherwise obtains rights to develop, manufacture, commercialize, or otherwise exploit any Competing Product as the result of any Change of Control of Licensee or its Affiliate and (ii) on the date of the completion of such Change of Control, such Competing Product is being developed, manufactured, commercialized, or otherwise exploited, or such development, manufacture, commercialization, or other exploitation would, but for the provisions of this Section 2.9(c) (Change of Control), constitute a breach of Section 2.9(a) (Exclusivity) (a “Change of Control Program”), then [*]
(d)Acquisition of Competing Product Rights. Notwithstanding the provisions of Section 2.9(a) (Exclusivity), during the Term, in the event that (i) Licensee or any of its Affiliates acquires or otherwise obtains rights to develop, manufacture, commercialize, or otherwise exploit any Competing Product as the result of any Third Party Acquisition, (ii) the Competing Product is not the only compound or product to which Licensee or its Affiliate will obtain rights to as a result of such Third Party Acquisition and (iii) on the date of the completion of such Third Party Acquisition, such Competing Product is being developed, manufactured, commercialized, or otherwise exploited, or such development, manufacture, commercialization, or other exploitation would, but for the provisions of this Section 2.9(d) (Acquisition of Competing Product Rights), constitute a breach of Section 2.9(a) (Exclusivity) (an “Acquired Program”), then [*].

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Section 3.Transfer of Licensed Know-How.
3.1.Transition Committee. Within [*] following the Effective Date, the Parties will establish a committee to oversee and coordinate the [*]
3.2.Licensed Know-How Transfer. A high-level list of the items and description of the Licensed Know-How (other than Regulatory Approvals and Regulatory Materials, which are addressed in Section 5.1 (Assignment of Regulatory Materials and Regulatory Approvals) and Manufacturing-related Know-How, which is addressed in Section 7.2 (Manufacturing Technology Transfer)) that the Parties anticipate would be transferred by or on behalf of Licensors to Licensee is set forth in the Development Transition Plan and the Commercialization Transition Plan. [*]
Section 4.Development.
4.1.Development Responsibilities. Except for the Licensor Development Activities, Licensee will, by itself or through its Affiliates or Sublicensees, [*].
4.2.Conduct of Licensor Development Activities. From and after the Effective Date Pfizer will [*] conduct the Ongoing Studies. Without limiting the foregoing, Pfizer may transfer responsibility for the Licensor Development Activities to a Third Party of Pfizer’s election [*].
4.3.Development Transition Plan. Within [*] of the Execution Date, the Parties will discuss [*] the Licensor Development Activities and the transfer of Licensed Know-How related thereto (the “Development Transition Plan” and Licensee’s activities thereunder, including activities performed in accordance with [*] the “Transition Development Activities”), which Development Transition Plan will be substantially consistent with the material terms set forth in [*]. Until the Development Transition Plan is finalized, the Parties will perform [*].
4.4.Development Assistance. Upon Licensee’s request during [*], Licensors will [*] provide reasonable support to facilitate Licensee’s launch of new clinical trial(s) regarding the Licensed Products, [*].
4.5.Development Costs and Expenses.
(a)As between the Parties, except as otherwise set forth in Section 4.5(c) (Development Costs and Expenses) or Section 16.3 (Government Approvals), [*].
(b)Subject to Section 4.5(c) (Development Costs and Expenses), [*].
(c)[*]
(d)As between the Parties, Licensee will be solely responsible for all costs and expenses, including internal costs and Out-of-Pocket Costs, incurred by Licensee and their Affiliates with respect to the Development and related Exploitation of the Licensed Compounds and the Licensed Products.
(e)Notwithstanding anything to the contrary herein, the Parties agree that to the extent the Development Transition Plan covers any safety database or adverse event reporting activities to support Licensee with ongoing data reporting requirements into the Approved NDA following the date that the Approved NDA transfers to Licensee, [*].
4.6.Development Diligence.
(a)Each Licensor will use [*] to perform the activities assigned to such Licensor under the Development Transition Plan.

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(b)Subject to the terms and conditions of this Agreement, Licensee, itself or through its Affiliates, Sublicensees, or Subcontractors, will use [*] following the Effective Date to (i) upon the assignment of the Approved NDA to Licensee, maintain the Approved NDA, and (ii) [*].
4.7.Development Reports. [*]
4.8.Manner of Performance. Each Party will conduct its Development activities in good scientific manner and in compliance with Applicable Law, including laws regarding environmental, safety, and industrial hygiene, and Good Laboratory Practice, Good Clinical Practice, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.
Section 5.Regulatory Submissions and Regulatory Approvals.
5.1.Assignment of Regulatory Materials and Regulatory Approvals. To the extent permissible under Applicable Law and as further described in the Development Transition Plan, unless declined by Licensee in writing, Licensors will transfer and assign, or will cause the transfer or assignment of, to Licensee or its designee, Licensors’ or any of their respective Affiliates’ entire rights, title, and interests in and to the Approved NDA [*]. Each Party will, in accordance with the time periods set forth in the Development Transition Plan, submit all filings, letters, and other documentation necessary to effect such assignments and transfers to the Regulatory Authorities in the Territory. For clarity and without limitation of Section 3.2 (Technology and Transition Transfer Plan), upon the request of Licensee, Licensors will provide Licensee with copies of all Regulatory Materials in Licensors’ possession and Control necessary to enable Licensee, its Affiliates and Sublicensees to Exploit the Licensed Compounds and Licensed Products in the Territory, including any such Regulatory Materials that are not assigned to Licensee.
5.2.Regulatory Responsibilities. Licensors will keep Licensee regularly updated as to the status of the activities assigned to Licensors in the Development Transition Plan. [*]
5.3.Recalls, Market Withdrawals, or Corrective Actions. In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Licensed Product in the Field in the Territory, the Party notified of such recall or similar action will as promptly as possible notify the other Parties by telephone or e-mail. The then-current holder of the NDA, in consultation with Pfizer for so long as Pfizer is Manufacturing and supplying Licensed Product under this Agreement or the Supply Agreement, will decide whether to conduct a recall or take a similar action in connection with a Licensed Product in the Territory, and the manner in which any recall or similar action (including as mandated by a Regulatory Authority) will be conducted as described in the Quality Agreement. Except as may otherwise be set forth in the Supply Agreement or agreed to by the Parties, [*]. Each Party will make available all of its pertinent records and provide any other necessary assistance that may be reasonably requested by the other Parties in order for a Party to effect a recall of or similar action in connection with a Licensed Product in the Territory. The Parties’ rights and obligations under this Section 5.3 (Recalls, Market Withdrawals, or Corrective Actions) will be subject to the terms of any Pharmacovigilance Agreement, Supply Agreement, or Quality Agreement entered into among the Parties. In the event of a conflict between the provisions of the Pharmacovigilance Agreement, Supply Agreement, or Quality Agreement, as applicable, and this Section 5.3 (Recalls, Market Withdrawals, or Corrective Actions), the provisions of such Pharmacovigilance Agreement, Supply Agreement, or Quality Agreement, as applicable, will govern.
5.4.Reporting Adverse Events. The Parties will cooperate with respect to the reporting and handling of safety information involving the Licensed Compounds and Licensed Products in accordance with Applicable Law, regulatory requirements, and regulations on pharmacovigilance and clinical safety. [*].
5.5.Global Safety Database. [*]

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Section 6.Commercialization.
6.1.Commercialization Responsibilities. As between the Parties, Licensee will, by itself or through its Affiliates or Sublicensees, have the sole right and decision-making authority to Commercialize the Licensed Products in the Field in the Territory in accordance with the [*] and this Section 6 (Commercialization), [*].
6.2.Ongoing Commercialization Activities.
(a)[*]
(b)Costs and Expenses. [*]
(c)Third Party Service Providers. Upon the request of Licensee, Licensors will facilitate introductions to any Third Party service providers that any Licensor or its Affiliate has been in contact with respect to the Commercialization of the Licensed Products in the Territory [*].
6.3.Commercialization Diligence.
(a)Each Licensor will [*] to perform the activities assigned to such Licensor under the Commercialization Transition Plan.
(b)[*]
6.4.Commercialization Standards. Each Party will conduct its Commercialization activities in compliance with Applicable Law, including laws regarding environmental, safety, and industrial hygiene.
6.5.[*]
6.6.[*]
6.7.Product Marks and Domain Names.
(a)Overview. Licensee will have the sole authority to select trademarks, domain names and URLs to be used in connection with the Exploitation of the Licensed Products in the Territory and will own all such trademarks, domain names and URLs and all goodwill therein.
(b)Assignment of Licensor Product Marks and Licensor Product Domain Names. Licensors, on behalf of themselves and their Affiliates, upon the written request of Licensee made no earlier than the Effective Date, will assign, and hereby assign, to Licensee, Licensors’ entire right, title and interest in and to the Licensor Product Marks and the Licensor Product Domain Names identified by Licensee in writing. If Licensors are unable to assign any such Licensor Product Marks or Licensor Product Domain Names, then Licensors hereby grant Licensee a royalty-free, fully paid-up, exclusive (even as to Licensors and their Affiliates) license (with the right to grant sublicenses through multiple tiers) under such Licensor Product Marks and Licensor Product Domain Names for all purposes.
(c)Infringement of the Product Marks. In the event that Arvinas or Licensee becomes aware of any infringement of the trademarks used by Licensee or its Affiliates or its or their Sublicensees to Exploit the Licensed Products in the Field in the Territory (the “Product Marks”) by a Third Party in the Territory, such Party will [*].
(d)Trademark Acknowledgments. Each Party agrees that it will not at any time during or after the Term assert or claim any interest in, or do anything that would reasonably be expected to adversely affect the validity or enforceability of, any copyright, trademark, trade

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dress, logo or slogan owned by another Party and used or intended to be used on or in connection with the marketing or sale of the Licensed Products. No Party will register, seek to register or cause to be registered any copyrights, trademarks, trade dress, logos or slogans owned by another Party and used or intended to be used on or in connection with the marketing or sale of the Licensed Products or any variation thereof, under any Applicable Laws providing for registration of copyrights, trademarks, service marks, trade names or fictitious names (including as an Internet domain name) or similar Applicable Laws, without the other Parties’ prior written consent (in its reasonable discretion).
Section 7.Manufacturing.
7.1.Overview of Manufacturing Activities. Prior to the Manufacturing Technology Transfer, Pfizer will, or will cause a CMO to, [*].
7.2.Manufacturing Technology Transfer. [*]
7.3.Clinical and Commercial Supply Agreement. [*].
7.4.Existing Inventory of Licensed Product. [*]
Section 8.Payments.
8.1.License Fees. In partial consideration of the licenses and rights granted to Licensee hereunder, Licensee will pay to Licensors in accordance with Section 8.6 (Payment Terms) (a) a one-time, non-refundable, and non-creditable payment of Seventy Million Dollars ($70,000,000) within five Business Days of the Effective Date, and (b) the following one-time, non-refundable, and non-creditable payments in accordance with Table 8.1 following the occurrence of each of the applicable events as set forth in Table 8.1 (each of the payments described in (a) and (b), a “License Fee”). In no event will more than Eighty-Five Million Dollars ($85,000,000.00) be payable to Licensors under this Section 8.1 (License Fees). [*].

8.2.Regulatory Milestone Payments.
(a)Regulatory Milestone Events. [*]
(b)Notice; Payment. Licensee will notify Licensors in writing of the achievement of a Regulatory Milestone Event [*].
8.3.Sales Milestone Payments.
(a)Sales Milestone Events. In partial consideration of the licenses and rights granted to Licensee hereunder, Licensee will pay to Licensors in accordance with Section 8.6 (Payment Terms) one-time non-refundable and non-creditable milestone payments in accordance with Table 8.3(a) (each, a “Sales Milestone Payment”) upon the first achievement by Licensee, its Affiliates, and its and their Sublicensees of each of the milestone events set forth in Table 8.3(a) (each, a “Sales Milestone Event”). [*]
(b)Notice; Payment. Licensee will notify Licensors in writing of the achievement of a Sales Milestone Event [*].
8.4.Royalties.
(a)Royalties. In partial consideration of the licenses and rights granted to Licensee hereunder and subject to this Section 8.4 (Royalties), on a Licensed Product-by-Licensed Product and country-by-country basis, Licensee will pay to Licensors royalty payments as a percentage of Net Sales [*]

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(b)[*]
(c)[*]
(d)[*]
8.5.Sublicense Revenue Payments.
(a)In partial consideration for the licenses and rights granted hereunder, Licensee will pay to Licensors a percentage of Sublicense Revenue received by Licensee and its Affiliates at [*]
(b)[*]
(c)Notice; Payment. Licensee will notify Licensors in writing of the receipt of Sublicense Revenue [*].
8.6.Payment Terms.
(a)Allocation of Payments. Notwithstanding any provision to the contrary set forth in this Agreement, [*].
(b)Manner of Payment. All amounts set forth in this Section 8 (Payments) are in, and all payments to be made by Licensee hereunder will be made in, United States dollars.
(c)Reports and Royalty Payments. [*]
(d)Records and Audits. [*]
(e)Currency Exchange. With respect to Net Sales invoiced in United States dollars, the Net Sales and the amounts due to Licensors hereunder will be expressed in United States dollars. With respect to Net Sales invoiced in a currency other than United States dollars, the Net Sales will be expressed in the domestic currency of the entity making the sale, together with the United States dollars equivalent, calculated using average rate of exchange over the applicable Calendar Quarter as reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available), or a comparable publication mutually agreed by the Parties should the Wall Street Journal cease to exist.
(f)Taxes. The License Fees, Milestone Payments, Royalties, Sublicense Revenue Payments and other amounts payable by Licensee to Licensors under this Agreement (each, a “Payment”) will be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 8.6(f) (Taxes), Licensors will be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments they receive. Licensee will deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, [*]. The Parties will cooperate with each other in seeking relief or reduction in the deduction or withholding of any tax under any double taxation or other similar treaty or agreement from time to time in force and in seeking to receive a refund of any withholding tax or to claim a foreign tax credit. In addition, the Parties will cooperate in accordance with Applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.
(g)Blocked Payments. In the event that, by reason of Applicable Law in any country, it becomes impossible or illegal for Licensee to transfer, or have transferred on its behalf, payments owed Licensors hereunder, Licensee will promptly notify Licensors of the

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conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Licensors in a recognized banking institution designated by Licensors [*].
(h)Interest Due. Licensee will pay Licensors interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate of [*].
8.7.Mutual Convenience. The Royalties and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying Royalties and other amounts to Licensors. Licensee hereby stipulates to the fairness and reasonableness of such Royalty and other payments obligations and covenants not to allege or assert, nor to allow any of its Sublicensees or Affiliates to allege or assert, nor further to cause or support any other Third Parties to allege or assert, that any such Royalty or other payments obligations are unenforceable or illegal in any way.
Section 9.Intellectual Property.
9.1.Ownership; Collaboration Technology.
(a)Ownership.
(i)Subject to the rights expressly granted to the other Parties under this Agreement, each Party will and does own all rights, title, and interest in and to any Patents and Know-How that are Controlled by such Party prior to the Effective Date or that such Party creates or obtains outside the scope of this Agreement.
(ii)Notwithstanding anything to the contrary set forth in Section 9.1(a)(i) (Ownership), as between the Parties, Licensors will solely own or Control all Licensed Technology.
(iii)Inventorship for any invention, Know-How, and Patents conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement will be determined on a worldwide basis in accordance with United States Patent Laws and ownership of any such invention, Know-How and Patents will be determined by inventorship under Applicable Law.
(b)Disclosure. Each Party will promptly disclose to the other Parties all Collaboration Know-How that it conceives, discovers, develops, or otherwise makes in the course of performing any activities or exercising any rights under this Agreement, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to any patentable invention), including all invention disclosures or other similar documents submitted to such Party by it or its Affiliates, or Subcontractors or its or their respective directors, officers, employees, or agents relating thereto. Each Party will also promptly respond to reasonable requests from the other Parties for additional information relating thereto.
(c)Ownership of Joint Collaboration Technology. Subject only to the rights expressly granted to the Parties under this Agreement, the Parties that jointly conceived of, discovered, developed or made any Joint Collaboration Technology will and do jointly own the Joint Collaboration Technology, with each such Party having an equal, undivided interest therein. For clarity, to the extent [*]. Each Party will promptly disclose to the other Parties in writing and will cause its Affiliates, and its and their licensees and Sublicensees to so disclose, the making of any Joint Collaboration Technology. Subject to the licenses granted hereunder and the other terms and conditions of this Agreement, including Section 2.1 (Exclusive License Grant), Section 2.2 (Non-Exclusive License Grant), Section 2.6 (Access to Companion Diagnostic Rights) and Section 2.9 (Exclusivity and Competing Products), each Party may exercise its ownership rights in and to such Joint Collaboration Technology, including the right to license and sublicense or otherwise to Exploit, transfer or encumber its ownership interest, throughout the world, without

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an accounting or obligation (including paying royalties) to, or consent required from, the other Parties. [*]
9.2.CREATE Act. This Agreement will be understood to be a joint research agreement in accordance with 35 U.S.C. §103(c) to Develop, Manufacture and Commercialize Licensed Compound or Licensed Products; provided that [*].
9.3.Prosecution of Patents.
(a)Prosecution of Licensed Patents.
(i)Licensee First Right to Prosecute. As between the Parties, Licensee will have the first right to Prosecute all Licensed Patents, including all Joint Collaboration Patents, in the Territory [*]. Licensee will keep Licensors reasonably informed of the status of the Prosecution of the Licensed Patents, including the Joint Collaboration Patents. [*]
(ii)Licensor Step-In Right to Prosecute Licensed Patents. Licensee will notify Licensors of any decision to cease Prosecution of any Licensed Patent, including any Joint Collaboration Patent, in the Territory. Licensee will provide such notice [*] in connection with such Licensed Patent. In such event, (A) if such Licensed Patent is owned or Controlled by Pfizer (and not Arvinas), then Pfizer will have the right (but not the obligation), [*] to continue the Prosecution of such Licensed Patent in Pfizer’s name, (B) if such Licensed Patent is owned or Controlled by Arvinas (and not Pfizer), then Arvinas will have the right (but not the obligation), [*] to continue the Prosecution of such Licensed Patent in Arvinas’ name, and (C) if such Licensed Patent is jointly owned or Controlled by Arvinas and Pfizer, Licensors will discuss and determine which Licensor will have the right (but not the obligation), [*] to continue the Prosecution of such Licensed Patent. A Licensor’s Prosecution of such Licensed Patent, including any Joint Collaboration Patent, will not change the Parties’ respective rights and obligations under this Agreement with respect to such Licensed Patent other than those expressly set forth in this Section 9.3(a) (Prosecution of Licensed Patent).
(b)Licensee Patents. As between the Parties, Licensee will have the sole right to Prosecute all Licensee Collaboration Patents in any jurisdiction in the Territory at Licensee’s own cost and expense.
(c)[*]
(d)Cooperation. Each Party will provide to the other Parties all reasonable assistance and cooperation with such Party’s performance of the activities set forth in this Section 9.3 (Prosecution of Patents), including by providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution.
(e)Patent Term Extensions.
(i)[*]
(ii)[*]
(f)Orange Book and Other Equivalent Listings.
(i)[*]
(ii)[*]

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9.4.Infringement by Third Parties.
(a)Notification. If, during the Term, a Party becomes aware of (i) any infringement, threatened infringement, or alleged infringement of any Licensed Patent, including any Joint Collaboration Patent, by a Third Party or (ii) known or suspected unauthorized use or misappropriation by a Third Party of any Licensed Know-How (including any Joint Collaboration Know-How), in each case ((i) and (ii)), if and to the extent involving the manufacture, use, marketing, sale, or importation of a Generic Equivalent or a Competing Product in the Territory (each, a “Product Infringement”), such Party will promptly [*] notify the other Parties in writing thereof and promptly provide evidence in such Party’s possession demonstrating such threatened, alleged, or actual infringement or such use (“Product Infringement Notice”).
(b)Enforcement Rights.
(i)As between the Parties, Licensee will have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party allegedly engaged in any Product Infringement with respect to any Licensed Patent, including any Joint Collaboration Patent, and Licensed Know-How, including Joint Collaboration Know-How, in the Territory (and to defend any related counterclaim or to settle or otherwise secure the abatement of such Product Infringement). If Licensee (A) notifies Licensors in writing that it does not plan to initiate such suit or other action, or (B) fails to commence a suit or take action [*], then, in either case ((A) or (B)), (1) if such Licensed Know-How or Licensed Patent is owned or Controlled by Pfizer (and not Arvinas), then Pfizer will have the right (but not the obligation), [*] to commence a suit or take action with respect to such Product Infringement in the Territory (and to defend any related counterclaim or to settle or otherwise secure the abatement of such Product Infringement), (2) if such Licensed Know-How or Licensed Patent is owned or Controlled by Arvinas (and not Pfizer), then Arvinas will have the right (but not the obligation), [*] to commence a suit or take action with respect to such Product Infringement in the Territory (and to defend any related counterclaim or to settle or otherwise secure the abatement of such Product Infringement), and (3) if such Licensed Know-How or Licensed Patent is jointly owned or Controlled by Arvinas and Pfizer, Licensors will discuss and determine which Licensor will have the right (but not the obligation), [*] to commence a suit or take action with respect to such Product Infringement in the Territory (and to defend any related counterclaim or to settle or otherwise secure the abatement of such Product Infringement).
(ii)Each Party will provide to the other Parties enforcing any such rights under this Section 9.4(b) (Enforcement Rights) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including by joining such action as a party plaintiff if required to perfect or maintain jurisdiction (or standing) to pursue such suit or action. The enforcing Party will keep the other Parties regularly informed of the status and progress of such enforcement efforts, including providing the other Parties with copies, to the extent the Party enforcing is lawfully permitted to do so, of all substantive documents or communications filed in such action and will reasonably consider any other Party’s comments on any such efforts. The enforcing Party will incur no liability to the other Parties as a consequence of such enforcement efforts or any unfavorable decision resulting therefrom, including any decision holding any Licensed Patent, including any Joint Collaboration Patent, invalid or unenforceable.
(c)Settlement. Without the prior written consent of the other Parties, such consent not to be unreasonably withheld, delayed or conditioned, no Party will settle any claim, suit or action that it brought under Section 9.4(b) (Enforcement Rights) involving Licensed Patents, including Joint Collaboration Patents, in a manner that would affect such other Parties’ rights or interest, admit faults of such other Parties, or imposes any monetary or other obligations on such other Parties.

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(d)Expenses and Recoveries. Any amount recovered in any Product Infringement action under Section 9.4(b) (Enforcement Rights), including any amount recovered in any settlement of such action, will first be used to reimburse each Party’s costs and expenses with respect to such action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount) and will thereafter be (i) with respect to any suit or other action brought by Licensee, paid to or retained by Licensee and treated as [*] and (ii) with respect to any suit or action brought by a Licensor, paid to or retained by Licensors.
9.5.Defense of Patents. If a Party receives notice by counterclaim, or otherwise, alleging the invalidity or unenforceability of any Licensed Patent, including any Joint Collaboration Patent, it will promptly bring such fact to the attention of the other Parties, including all relevant information related to such claim. The Parties will discuss such claim. Where such allegation is made in an opposition, reexamination, interference, post-grant proceeding (e.g., inter partes review or post-grant review) or other patent office proceeding, the provisions of Section 9.3 (Prosecution of Patents) will apply. Where such allegation is made in a counterclaim to a suit or other action brought under Section 9.4 (Infringement by Third Parties), the provisions of Section 9.4 (Infringement by Third Parties) will apply. Each Party will provide to the Party defending any such rights under this Section 9.5 (Defense of Patents) all reasonable assistance in such enforcement. The defending Party will keep the other Parties regularly informed of the status and progress of such efforts and will reasonably consider the other Parties’ comments on any such efforts.
9.6.Defense of Infringement Actions. During the Term, each Party will bring to the attention of the other Parties information regarding potential infringement or any claim of infringement of Third Party intellectual property rights in connection with the development, manufacture, use, importation, offer for sale, or sale of Licensed Compound and Licensed Products in the Territory which it becomes aware of, provided that each Party will use reasonable efforts to preserve privilege with respect to any communications regarding such matters. The Parties will discuss such information and decide how to handle such matter, subject to Section 9.5 (Defense of Patents), and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties will assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion. This Section 9.6 (Defense of Infringement Actions) will not be interpreted as placing on any Party a duty of inquiry regarding Third Party intellectual property rights.
9.7.Patent Marking. Licensee will, and will require its Affiliates and Sublicensees, to mark Licensed Products sold by or on behalf of it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent permitted by Applicable Law, in those countries in the Territory in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of Patents.
9.8.Personnel Obligations. Prior to beginning work under this Agreement relating to any Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products, each employee, agent, or independent contractor of Licensee or its Affiliates or Sublicensees will be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Licensee in this Section 9 (Intellectual Property), to the extent permitted by Applicable Law, including: [*]. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.
Section 10.Confidential Information and Publicity.
10.1.Non-Use and Non-Disclosure. Subject to the remainder of this Section 10 (Confidential Information and Publicity), during the Term and for [*] thereafter, a Receiving Party will (a) treat Confidential Information of the Disclosing Party as it would treat its own information of a similar nature and, in any event, with no less than a reasonable degree of care, (b) not disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, other than to its Affiliates, directors, officers, employees, consultants, Subcontractors or agents on a need-to-know basis only and who are subject to written obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the

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Receiving Party set forth herein, and (c) not use such Confidential Information other than for fulfilling its obligations or exploiting its licenses and other rights under this Agreement. Each Party will ensure that such Party’s Affiliates, directors, officers, employees, consultants, Subcontractors, or agents comply with these obligations and will be responsible and liable for the compliance with these obligations of any such Persons to whom it discloses Confidential Information of the Disclosing Party. Each Party will notify the other Parties promptly on discovery of any unauthorized use or disclosure of the other’s Confidential Information.
10.2.Permitted Disclosure. Notwithstanding the obligation of non-use and non-disclosure set forth in Section 10.1 (Non-Use and Non-Disclosure), the Parties recognize the need for certain exceptions to this obligation, specifically set forth below in this Section 10.2 (Permitted Disclosure), and in Sections 10.3 (Commercial Considerations), 10.4 (Press Releases; Further Publicity), and 10.5 (Publications). The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:
(a)made in response to a valid order of a court or other Governmental Authority; provided that the Receiving Party will, to the extent permitted by Applicable Law, first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity, [*] to quash such order or to obtain a protective order or confidential treatment; and provided further that the Confidential Information disclosed in response to such court or governmental order will be limited to that information that is legally required to be disclosed in response to such court or governmental order;
(b)to the extent necessary to exercise the rights granted to or retained by the Receiving Party, or perform obligations, under this Agreement, including in obtaining or enforcing a Patent in accordance with this Agreement, prosecuting or defending litigation, responding to an investigation by a Governmental Authority, or otherwise establishing rights or enforcing obligations under this Agreement, submitting Regulatory Materials to Regulatory Authorities with respect to Licensed Compounds or Licensed Products in accordance with this Agreement, or conducting Development, Manufacturing or Commercialization activities with respect to Licensed Compounds or Licensed Products in accordance with this Agreement; or
(c)made by the Receiving Party to its attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, or Sublicensees, existing or prospective investors, acquirers or financing sources, or other Third Parties as may be necessary in connection with a financing or acquisition activities, or useful in connection with Exploitation of one or more Licensed Compounds or Licensed Products as contemplated by this Agreement (including disclosure to existing or prospective investors in connection with a Party’s projected revenues based on each Party’s sales forecasts) or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided that [*].
10.3.Commercial Considerations.
(a)A Party may disclose Confidential Information of another Party to the extent that such Confidential Information is required to be disclosed by such Party to comply with Applicable Law, including the rules and regulations of the SEC (or equivalent foreign agency) or a securities exchange on which its or its Affiliate’s securities are listed (or to which an application for listing has been submitted); provided that, [*]. Notwithstanding anything to the contrary in this Section 10 (Confidential Information and Publicity), Licensors may [*].
(b)In addition, one or more Parties may be obligated to make a filing or disclosure of a copy of this Agreement or one or more of the Ancillary Agreements (in each case, including any subsequent amendments thereto) with the SEC (or equivalent foreign agency) or a Governmental Authority, and each Party [*].

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10.4.Press Releases; Further Publicity.
(a)Press Releases. Promptly following the Execution Date, each of Arvinas and Licensee will issue a press release announcing the existence and selected key terms of this Agreement, in a form substantially similar to the applicable press release attached as [*] (the “Initial Press Release”).
(b)Additional Press Releases and Public Disclosure. Following the Execution Date and the issuance of the Initial Press Release, except as otherwise set forth in Sections 10.2 (Permitted Disclosure), 10.3 (Commercial Considerations), 10.4(c) (Further Disclosures), and 10.5 (Publications), if a Party or any of its Affiliates desires to make a press release or other similar public announcement concerning the material terms of this Agreement or any activities under this Agreement (including achievements of Regulatory Approvals) such Party will [*].
(c)Further Disclosures. In addition, the Parties agree that after (i) a permitted disclosure in accordance with Section 10.2 (Permitted Disclosure), (ii) the issuance of a press release (including the Initial Press Release) in accordance with 10.4(a) (Press Releases) or 10.4(b) (Additional Press Releases and Public Disclosure), or (iii) a publication in accordance with Section 10.5 (Publications), in each case ((i)-(iii)), a Party may [*].
10.5.Publications.
(a)Except as required by Applicable Law and ethical standards concerning publications, Licensors may publish or present with respect to the Licensed Compounds and the Licensed Products only [*]. Any such publication or presentation will remain subject to the review process set forth in clause (c) of this Section 10.5 (Publications). Any other publication or presentation relating to the Licensed Compounds and the Licensed Products by either Licensor requires [*].
(b)Licensee may publish or present publications and presentations relating to the Licensed Compounds and the Licensed Products in connection with Exploitation of the Licensed Compounds and the Licensed Products in the Territory, including to support medical affairs, scientific exchange, regulatory, reimbursement or other Commercial activities, subject to the review process set forth in clause (c) of this Section 10.5 (Publications).
(c)Subject to the foregoing clauses (a) and (b), a Party (“Publishing Party”) will provide the other Parties with a copy of any proposed material publication or presentation at least [*].
10.6.Use of Names. Except as otherwise permitted under this Section 10 (Confidential Information and Publicity), no Party will mention or otherwise use the name, logo, or trademark of another Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, website, or other form of publicity, without the prior written approval of such other Party.
10.7.Attorney-Client Privilege. No Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation), regardless of whether such Party has asserted, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should a Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Execution Date the Receiving Parties and the Disclosing Party will have the right to assert such protections and privileges. Notwithstanding the foregoing, nothing in this Section 10.7 (Attorney-Client Privilege) will apply with respect to a dispute between the Parties (including their respective Affiliates).

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Section 11.Representations, Warranties and Covenants.
11.1.Mutual Representations, Warranties and Covenants. Each Licensor hereby represents, warrants, and covenants (as applicable) to Licensee and Licensee hereby represents, warrants, and covenants (as applicable) to Licensors, in each case, as of the Execution Date as follows:
(a)Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.
(b)Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.
(c)No Conflict. It is not a party to and will not enter into any agreement that would prevent it from granting the rights or exclusivity granted or intended to be granted to the other Parties under this Agreement or performing its obligations under this Agreement.
(d)No Debarment. Neither it nor any of its or its Affiliates’ employees, agents or independent contractors performing under this Agreement, or in the case of Licensors, no employee, agent or independent contractor engaged by any Licensor or its Affiliates in the development of Licensed Compound or any Licensed Product prior to the Execution Date, has ever been, or is currently: (i) debarred under 21 U.S.C. § 335a or its equivalents in the Territory; (ii) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (iii) listed in the FDA’s Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (iv) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a) or its equivalents in the Territory, but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Each Party further covenants that if, during the Term, it becomes aware that it or any of its or its Affiliates’ employees, agents or independent contractors performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, such Party will immediately notify the other Parties.
(e)Anti-Corruption. [*], neither it nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries, or other Third Parties acting on behalf of such Party or any of its Affiliates performing under this Agreement:
(i)has taken any action in violation of any applicable Anti-Corruption Laws; or
(ii)has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Government Official, for the purposes of:
(A)influencing any act or decision of any Government Official in his or her official capacity;
(B)inducing such Government Official to do or omit to do any act in violation of his or her lawful duty;
(C)securing any improper advantage; or

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(D)inducing such Government Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.
11.2.Representations and Warranties of Arvinas. Except as otherwise set forth [*], Arvinas hereby represents and warrants to Licensee, as of the Execution Date, as follows:
(a)Arvinas (i) Controls the Arvinas Licensed Technology existing as of the Execution Date, other than the Arvinas-Pfizer Joint Collaboration Technology and (ii) jointly owns with Pfizer the Arvinas-Pfizer Joint Collaboration Technology, and Arvinas has the right to grant the licenses to Licensee as purported to be granted pursuant to this Agreement;
(b)[*], neither the Licensed Compounds nor Licensed Products, nor the use of the Licensed Compounds or Licensed Products in accordance with the labeling approved by the applicable Regulatory Authority in connection with the First Approval, nor the practice of the Licensed Technology in connection therewith, infringes, misappropriates or otherwise violates any Patent rights, Know-How or other intellectual property rights of any Third Party in the Territory;
(c)the Licensor Product Marks and the Licensor Product Domain Names that are owned by Arvinas or its Affiliate are owned by Arvinas or such Affiliate free and clear of any encumbrances other than the licenses granted pursuant to the Arvinas-Pfizer Collaboration Agreement and [*], do not infringe any Third Party intellectual property rights;
(d)neither Arvinas nor any of its Affiliates has entered into any agreement or settlement granting any right, interest or claim in or to, or otherwise encumbering, any Arvinas Licensed Technology, Licensor Product Marks or Licensor Product Domain Names, in each case Controlled by Arvinas or its Affiliate, to any Third Party that would conflict with the licenses, rights or assignments to Licensee as purported to be granted pursuant to this Agreement;
(e)there are no pending [*], there are no threatened in writing, actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summonses, subpoenas, inquiries or investigations of any nature, civil, criminal, regulatory or otherwise, in law or in equity, against Arvinas or any of its Affiliates or, [*], pending or threatened in writing against any Third Party, in each case seeking to invalidate or otherwise challenging the ownership, scope, duration, validity, enforceability, priority, or right to use any Arvinas Licensed Technology or the Licensor Product Marks;
(f)[*], the conception and reduction to practice of the Licensed Know-How have not constituted the misappropriation of trade secrets of any Third Party;
(g)unless indicated as abandoned or expired [*], (i) all filing, application and renewal fees with respect to the Licensed Patents within the Arvinas Solely Owned Arvinas-Pfizer Collaboration Technology being prosecuted in the United States, Germany and Japan that exist as of the Execution Date have been duly paid through the Execution Date, (ii) [*], all filing, application and renewal fees with respect to all other Licensed Patents within the Arvinas Licensed Technology have been duly paid through the Execution Date, (iii) [*], all Licensed Patents within the Arvinas Licensed Technology existing as of the Execution Date, are valid and enforceable, and (iv) [*], Arvinas has taken all material steps required for the prosecution of the Licensed Patents within the Arvinas Licensed Technology in accordance with Applicable Law;
(h)there are no judgments or settlements against or owed by Arvinas or any of its Affiliates and no pending litigation, [*], claims that, in each case, have been threatened in writing relating to the Exploitation of Licensed Products or Licensed Compounds (excluding, for clarity, any Patent or trademark prosecution activities related to the Licensed Patents or Licensor Product Marks);

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(i)[*] Licensors or their Affiliates have made available to Licensee true and correct copies of all final clinical study reports related to the [*];
(j)Licensors are the sole owners of all the Regulatory Materials for the Licensed Compounds and Licensed Products existing as of the Execution Date;
(k)[*], there is no pending action or action threatened in writing by relevant Governmental Authorities to place a clinical hold order on, or otherwise terminate or suspend, any of the Regulatory Materials for a Licensed Product in existence as of the Execution Date;
(l)Arvinas has not received any written notice from a Third Party alleging that the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory prior to the Execution Date, has infringed, misappropriated, or otherwise violated the Patents, Know-How, or other intellectual property rights of a Third Party;
(m)no Arvinas Licensed Technology is licensed to Arvinas under any agreements with any Third Parties, and there are no license or other agreements between Arvinas or any of its Affiliates, on the one hand, and a Third Party, on the other hand, pursuant to which Arvinas or any of its Affiliates obtains rights to any Third Party intellectual property rights necessary for the Development, Manufacture, Commercialization or other Exploitation of Licensed Compounds or Licensed Products;
(n)there is no claim pending by Arvinas or its Affiliate alleging that a Third Party is or was infringing, misappropriating, or otherwise violating the Licensed Technology in the Field in the Territory, and [*], there are no activities by Third Parties that would constitute infringement or misappropriation of the Licensed Technology (in the case of pending claims, evaluating them as if issued);
(o)[*], Arvinas and any Third Parties acting under Arvinas’ authority have complied in all material respects with all Applicable Law and applicable governmental regulations and industrial standards (including Good Laboratory Practice, Good Clinical Practice and Good Manufacturing Practice) in connection with the Development, Manufacture, storage and disposition of Licensed Compounds and Licensed Products;
(p)[*], all material submissions, filings and communications made by or on behalf of Arvinas or any Third Parties acting under its authority to any Regulatory Authority with respect to the Licensed Compounds or Licensed Products were true, complete and correct [*] Arvinas has not received any written notice from any Regulatory Authority alleging any material non-compliance with Applicable Law with respect to the Licensed Compounds or Licensed Products that remains unresolved;
(q)the Approved NDA is in full force and effect and has not been (i) withdrawn, suspended or revoked, or (ii) amended or modified, [*]; and
(r)neither Arvinas nor any of its Affiliates have ongoing clinical trials or are commercializing any Competing Product.
11.3.Representations and Warranties of Pfizer. Except as otherwise set forth [*], Pfizer hereby represents and warrants to Licensee, as of the Execution Date, as follows:
(a)Pfizer (i) Controls the Pfizer Licensed Technology existing as of the Execution Date, other than the Arvinas-Pfizer Joint Collaboration Technology and (ii) jointly owns with Arvinas the Arvinas-Pfizer Joint Collaboration Technology, and Pfizer has the right to grant the licenses to Licensee as purported to be granted pursuant to this Agreement;
(b)[*], neither the Licensed Compounds nor Licensed Products, nor the use of the Licensed Compounds or Licensed Products in accordance with the labeling approved by the

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applicable Regulatory Authority in connection with the First Approval, nor the practice of the Licensed Technology in connection therewith, infringes, misappropriates or otherwise violates any Patent rights, Know-How or other intellectual property rights of any Third Party in the Territory;
(c)neither Pfizer nor any of its Affiliates has entered into any agreement or settlement granting any right, interest or claim in or to, or otherwise encumbering, any Pfizer Licensed Technology Controlled by Pfizer or its Affiliate, to any Third Party that would conflict with the licenses, rights or assignments to Licensee as purported to be granted pursuant to this Agreement;
(d)there are no pending, [*] there are no threatened in writing, actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summonses, subpoenas, inquiries or investigations of any nature, civil, criminal, regulatory or otherwise, in law or in equity, against Pfizer or any of its Affiliates or, [*], pending or threatened in writing against any Third Party, in each case seeking to invalidate or otherwise challenging the ownership, scope, duration, validity, enforceability, priority, or right to use any Pfizer Licensed Technology;
(e)[*], the conception and reduction to practice of the Licensed Know-How have not constituted the misappropriation of trade secrets of any Third Party;
(f)unless indicated as abandoned or expired in [*] (i) all filing, application and renewal fees with respect to the Licensed Patents within the Pfizer Solely Owned Arvinas-Pfizer Collaboration Technology being prosecuted in the United States, Germany and Japan that exist as of the Execution Date have been duly paid through the Execution Date, (ii) [*], all filing, application and renewal fees with respect to all other Licensed Patents within the Pfizer Licensed Technology have been duly paid through the Execution Date, (iii) [*], all Licensed Patents within the Pfizer Licensed Technology existing as of the Execution Date, are valid and enforceable, and (iv) [*], Pfizer has taken all material steps required for the maintenance and prosecution of the Licensed Patents within the Pfizer Licensed Technology in accordance with Applicable Law;
(g)there are no judgments or settlements against or owed by Pfizer or any of its Affiliates and no pending litigation, or [*], claims that, in each case, have been threatened in writing relating to the Exploitation of Licensed Products or Licensed Compounds (excluding, for clarity, any Patent or trademark prosecution activities related to the Licensed Patents or Licensor Product Marks);
(h)[*] Licensors or their Affiliates have made available to Licensee true and correct copies of all final clinical study reports related to [*];
(i)Licensors are the sole owners of all the Regulatory Materials for the Licensed Compounds and Licensed Products existing as of the Execution Date;
(j)[*], there is no pending action or action threatened in writing by relevant Governmental Authorities to place a clinical hold order on, or otherwise terminate or suspend, any of the Regulatory Materials for a Licensed Product in existence as of the Execution Date;
(k)Pfizer has not received any written notice from a Third Party alleging that the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory prior to the Execution Date, has infringed, misappropriated, or otherwise violated the Patents, Know-How, or other intellectual property rights of a Third Party;
(l)no Pfizer Licensed Technology is licensed to Pfizer under any agreements with any Third Parties, and there are no license or other agreements between Pfizer or any of its Affiliates, on the one hand, and a Third Party, on the other hand, pursuant to which Pfizer or any of its Affiliates obtains rights to any Third Party intellectual property rights necessary for the Development, Manufacture, Commercialization or other Exploitation of Licensed Compounds or Licensed Products;

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(m)there is no claim pending by Pfizer or its Affiliate alleging that a Third Party is or was infringing, misappropriating, or otherwise violating the Licensed Technology in the Field in the Territory, and [*], there are no activities by Third Parties that would constitute infringement or misappropriation of the Licensed Technology (in the case of pending claims, evaluating them as if issued);
(n)the [*] is in full force and effect and has not been terminated, rescinded or, to its Knowledge, materially breached, and Pfizer has not received or delivered written notice of any termination or material breach thereof;
(o)[*], Pfizer and any Third Parties acting under Pfizer’s authority have complied in all material respects with all Applicable Law and applicable governmental regulations and industrial standards (including Good Laboratory Practice, Good Clinical Practice and Good Manufacturing Practice) in connection with the Development, Manufacture, storage and disposition of Licensed Compounds and Licensed Products;
(p)[*], all material submissions, filings and communications made by or on behalf of Pfizer or any Third Parties acting under its authority to any Regulatory Authority with respect to the Licensed Compounds or Licensed Products were [*], Pfizer has not received any written notice from any Regulatory Authority alleging any material non-compliance with Applicable Law with respect to the Licensed Compounds or Licensed Products that remains unresolved;
(q)the Approved NDA is in full force and effect and has not been (i) withdrawn, suspended or revoked, or (ii) amended or modified, [*]; and
(r)neither Pfizer nor any of its Affiliates have ongoing clinical trials or are commercializing any Competing Product.
11.4.Representation and Warranty of Licensee. Licensee represents and warrants to Licensors that, as of the Execution Date and the Effective Date:
(a)no consent to, with, or from any Governmental Authority is required for the execution, delivery or performance of its obligations under this Agreement under any Applicable Law, other than the Competition Laws as of the Execution Date; and
(b)Licensee is not a Restricted Party and is not controlled or 50% or more owned (in the aggregate, on a non-cascading basis) by a Restricted Party.
11.5.Representations as of the Effective Date.
(a)Prior to the Effective Date, each Licensor may provide Licensee with [*]. As of the Effective Date, (a) the representations of Licensee set forth in [*], the representations of Arvinas set forth in [*], the representations of Pfizer set forth in [*], in each case shall be true and correct in all material respects as of the Effective Date as though made on the Effective Date, except to the extent that such failure to be true and correct has not had, individually or in the aggregate, a material adverse effect on the Exploitation of Licensed Products.
(b)Without limiting Section 11.5(a), Arvinas hereby represents and warrants to Licensee, as of the Effective Date, that, to the extent required by the applicable section, (i) Arvinas has made the Initial PTE Filings in accordance with Section 9.3(e)(ii), and (ii) Arvinas has made the Initial Orange Book Listing in accordance with Section 9.3(f)(ii).

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11.6.Other Covenants.
(a)Anti-Corruption.
(i)Neither Licensee nor any of its Affiliates (or any of their respective Sublicensees, employees and contractors) will, in connection with the exercise of Licensee’s rights or performance of its obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including Licensee and its Affiliates, nor will Licensee or any of its Affiliates directly or indirectly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person in connection with the exercise of Licensee’s rights or performance of Licensee’s obligations under this Agreement;
(ii)Neither Licensee nor any of its Affiliates (or any of their respective Sublicensees, employees and contractors), in connection with the exercise of Licensee’s rights or performance of Licensee’s obligations under this Agreement, will knowingly cause Licensors to be in violation of Anti-Corruption Laws;
(iii)Licensee will, and will cause its Affiliates to, [*]; and
(iv)Licensee will, and will cause its Affiliates to, [*].
(b)Export Control. Neither Licensee nor any of its Affiliates (or any of their respective Sublicensees, employees and contractors), in connection with the exercise of Licensee’s rights or performance of Licensee’s obligations under this Agreement, will cause Licensors to be in violation of any applicable Global Trade Control Laws.
(c)Restricted Markets. Licensee acknowledges that activities under this Agreement will not (a) be conducted in a Restricted Market; (b) involve individuals ordinarily resident in a Restricted Market; or (c) involve entities from or located in a Restricted Market.
(d)Restricted Parties. With respect to activities performed under this Agreement, Licensee confirms that neither Licensee nor its Affiliates, agents, or subcontractors involved in the activities contemplated under this Agreement are Restricted Parties and that no Restricted Party will be engaged in any activities contemplated under this Agreement or delegated any responsibilities to engage in activities contemplated under this Agreement. [*]
(e)Restricted Party Screening. Licensee will [*].
(f)Licensed Technology. Neither Licensee nor any of its Affiliates (or any of their respective Sublicensees, employees and contractors), will engage in any activities that use the Licensed Technology in a manner that is outside the scope of the license rights granted to it hereunder.
(g)Data Security.
(i)If a Party provides or gives access to U.S. sensitive personal data, as defined in 28 CFR Part 202 (“Sensitive Personal Data”) to another Party under this Agreement, then the receiving Party may use such Sensitive Personal Data solely as permitted by this Agreement and only in compliance with 28 CFR Part 202 (the “Final Rule”). The receiving Party is prohibited from transferring, permitting others to transfer or provide access to the Sensitive Personal Data or any part thereof, to countries of concern or covered persons, as defined in the Final Rule, in violation of the Final Rule. If

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the receiving Party knows or suspects that a country of concern or covered person has gained access to Sensitive Personal Data through a data brokerage transaction or otherwise, in violation of the Final Rule, then the receiving Party will promptly inform the disclosing Party.
(ii)Each Party represents and warrants that it is not a covered person, as defined in the Final Rule.  For the avoidance of doubt, each Party may have certain Affiliates in a country of concern that may be considered a covered person, but such party will comply with the terms of this section related to any transfer of Sensitive Personal Data. [*]
11.7.Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF PFIZER, ARVINAS, NOR LICENSEE MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE OR NONINFRINGEMENT OF ANY THIRD PARTY PATENTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
Section 12.Indemnification and Insurance.
12.1.Arvinas Indemnity. [*]
12.2.Pfizer Indemnity. [*]
12.3.Licensee Indemnity. [*]
12.4.Indemnification Procedure. [*]
12.5.Limitation of Liability. [*]
12.6.[*]
12.7.Insurance.
(a)Licensee will procure and maintain at its sole cost and expense, insurance policies for the following coverages: [*].
(b)The following will apply with respect to the policies of insurance required by this Section 12.7(a) (Insurance): [*].
Section 13.Term, Termination, and Survival.
13.1.Term. This Agreement will commence as of the Execution Date and, except for the terms and conditions of Section 1 (Definitions), Section 10 (Confidential Information and Publicity), Section 9.3(e)(ii), Section 9.3(f)(ii), Section 11 (Representations, Warranties and Covenants), Section 15 (General Provisions) and Section 16 (Government Approvals) (which terms and conditions are effective as of the Execution Date), will become effective as of the Effective Date, and unless sooner terminated in accordance with the terms hereof or by mutual written agreement of the Parties, will continue [*] until the end of the Royalty Term for [*] (the “Term”). Upon the end of the Royalty Term for [*] the license grants contained in Section 2.1 (Exclusive License Grants) and Section 2.2 (Non-Exclusive License Grant) will become perpetual and fully paid up with respect to such Licensed Product in such country.
13.2.Termination for Material Default. Subject to this Section 13.2 (Termination for Material Default), (a) Licensors will have the right to terminate this Agreement upon delivery of written notice to Licensee in the event of any default in the performance by Licensee, either directly or with

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respect to a Sublicensee, of any of Licensee’s material obligations under this Agreement and (b) Licensee will have the right to terminate this Agreement upon delivery of written notice to Licensors in the event of any default in the performance by Licensors of any of Licensors’ material obligations under this Agreement, provided that, in each case ((a) and (b)), such default has not been cured [*] after written notice thereof is given by the non-defaulting Party to the defaulting Party specifying the nature of the alleged default. If a default in the performance of a Party’s material obligations under this Agreement relates solely to [*], then the non-defaulting Party may only exercise its termination right under this Section 13.2 (Termination for Material Default) [*]. If the default of any of Licensee’s material obligations under this Agreement giving rise to Licensors’ termination right under this Section 13.2 (Termination for Material Default) arises from [*]. If the breaching Party disputes (A) whether it has defaulted in the performance of a material obligation under this Agreement, or (B) whether it has cured such default within the applicable cure period, the dispute will be resolved pursuant to Section 14 (Dispute Resolution), and this Agreement may not be terminated during the pendency of such dispute resolution procedure.
13.3.Anti-Bribery, Anti-Corruption, Export Control, and Restricted Parties Compliance. Licensors may terminate this Agreement [*] written notice to Licensee in the event of an actual breach by Licensee or its Affiliates of any representation, warranty, or covenant provided in Section 11.1(e) (Anti-Corruption), Section 11.6(a) (Anti-Corruption), Section 11.6(b) (Export Control), Section 11.6(c) (Restricted Markets), or Section 11.6(d) (Restricted Parties); provided that [*]. [*] If any such breach arises from [*], then, [*]. In the event of any termination under this Section 13.3 (Anti-Bribery, Anti-Corruption, Export Control, and Restricted Parties Compliance), Licensors will [*]. If this Agreement is terminated due to a violation of Global Trade Control Laws, then Licensee will [*].
13.4.Termination for Cessation of Activities. If Licensee has ceased all material Development and Commercialization activities for the Licensed Compounds and Licensed Products in the Territory for [*] (such cessation for such period of time, the “Cessation”), then Licensors may terminate this Agreement in its entirety upon [*] to Licensee. Notwithstanding anything to the contrary in the preceding sentence, if (a) the Cessation was caused by a Force Majeure Event for which Licensee provided Licensors with notice pursuant to Section 15.3 (Force Majeure) and that persisted throughout such Cessation period despite Licensee’s use of [*] to remove or mitigate such Force Majeure Event, (b) the Cessation was caused by the Licensors’ failure to supply Licensed Compounds or Licensed Products to Licensee as set forth in this Agreement or the Supply Agreement or any other breach by Licensors of this Agreement, or (c) (i) the Cessation was caused by a decision by a Regulatory Authority in the Territory with respect to the Licensed Compound or Licensed Products, (ii) such decision was not attributable to Licensee’s breach of this Agreement, violation of any Applicable Law by Licensee or its Affiliates or Sublicensees or its or their respective employees, agents, or contractors, or any negligence or willful misconduct on the part of Licensee or its Affiliates or Sublicensees or its or their respective employees, agents or contractors, and (iii) the relevant issues resulting in such decision by the Regulatory Authority could not be reasonably resolved despite Licensee’s use of diligent efforts to resolve such relevant issues throughout such Cessation period, then, in each case ((a), (b) and (c)), Licensors will not have the right to terminate this Agreement under this Section 13.4 (Termination for Cessation of Activities) as a result of the Cessation.
13.5.Termination by Written Agreement. This Agreement may be terminated by written agreement of all Parties.
13.6.Discretionary Termination by Licensee. Licensee will have the right to terminate this Agreement in full at its discretion for any reason by delivering written notice to Licensors, such termination to be effective [*], provided that any such termination will not be effective before the second anniversary of the Effective Date.
13.7.Effects of Termination. Upon termination of this Agreement [*]:
(a)All licenses and other rights granted by Licensors to Licensee hereunder will terminate with respect to the Terminated Products in the Terminated Regions and such licenses and other rights will revert to Licensors, and Licensee and its Affiliates will have no further rights to use any Licensed Patents or Licensed Know-How with respect to the Terminated Products in

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the Terminated Regions (except as expressly set forth in this Section 13.7 (Effects of Termination)). [*].
(b)Any Sublicense granted by Licensee or its Affiliate to a Third Party may survive the termination of this Agreement [*]. [*]
(c)[*]
(d)[*].
(e)Except as provided otherwise in a Transition Agreement, Licensee will be responsible for [*]
(f)[*]
(g)[*]
(h)[*]
(i)[*]
(j)Each Party will promptly return to each other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information and any materials and Terminated Products provided by or on behalf of such other Party hereunder that are in such Party’s (or its Affiliates’ or in the case of Licensee’s Sublicensees’) possession or Control, save that such Party will have the right to retain (i) one copy of intangible Confidential Information of such other Party for legal purposes, and (ii) any of the foregoing that such Party retains any license or other right hereunder. Licensee and its Affiliates and Sublicensees will not continue to Develop, Manufacture or Commercialize the Terminated Products in the Terminated Regions.
13.8.Survival. In addition to the termination consequences set forth in Section 13.7 (Effects of Termination), the following provisions will survive expiration or termination of this Agreement for any reason: Articles 1 (Definitions) (to the extent necessary to give effect to the other surviving provisions); 14 (Dispute Resolution); and 15 (General Provisions), and Sections 2.1 (Exclusive License Grants) (solely with respect to any license that has become perpetual and fully paid up in accordance with the last sentence of Section 13.1 (Term)); 2.2 (Non-Exclusive License Grants) (solely with respect to any license that has become perpetual and fully paid up in accordance with the last sentence of Section 13.1 (Term)); 2.3(iv) and (v) (Sublicenses); 2.4 (c) and (g) (Subcontractors); 2.7 (No Other Rights); 4.5 (Development Costs and Expenses) (to the extent accrued but not yet paid); 8.1 (License Fees) through 8.5 (Sublicense Revenue Payments) (to the extent accrued but not yet paid); 8.6 (Payment Terms); 8.7 (Mutual Convenience); 9.1 (Ownership; Collaboration Technology); 10.1 (Non-Use and Non-Disclosure) through 10.4 (Press Releases; Further Publicity); 10.6 (Use of Names); 10.7 (Attorney-Client Privilege); 11.7 (Disclaimer); 12.1 (Arvinas Indemnity) through 12.6 [*]; 12.7 (Insurance) (for the time period set forth therein for claims-made policies); 13.7 (Effects of Termination); 13.8 (Survival); 16.3 (Government Approvals) (to the extent accrued but not yet paid); and 16.4 (Government Approvals). Expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement nor prejudice any Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.
Section 14.Dispute Resolution.
14.1.Disputes. Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute will be referred to the respective Executive Officers for good faith negotiations attempting to resolve the dispute.

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14.2.Arbitration. Except as otherwise expressly set forth in this Agreement, should the Parties fail to agree within two months after such dispute has first arisen, it will be finally settled by arbitration in accordance with the Rules of American Arbitration Association (“AAA”) as in force at the time when initiating the arbitration. The tribunal will consist of three arbitrators. The place of arbitration will be New York City, New York, US and the arbitration will be governed by the Laws of the State of New York. The language to be used will be English. Documents submitted in the arbitration (the originals of which are not in English) will be submitted together with an English translation.
(a)Arbitrators.
(i)Licensors collectively, on the one hand, and Licensee, on the other hand, will each nominate one arbitrator who are retired judges, attorneys or those with applicable experience in the relevant area (i.e., safety with respect to recalls) with at least 10 years of relevant experience in the pharmaceutical or biotechnology industry, each of whom will be impartial and independent. Should the claimant fail to appoint an arbitrator in the request for arbitration within 30 days of being requested to do so, or if the respondent should fail to appoint an arbitrator in its answer to the request for arbitration within 30 days of being requested to do so, any other Party will request the AAA to make such appointment.
(ii)The two arbitrators nominated by the Parties will, within 30 days from the appointment of the arbitrator nominated in the answer to the request for arbitration, and after consultation with the Parties, agree and appoint a third arbitrator, who will act as a chairman of the three arbitrator committee (the “Arbitral Tribunal”). Should such procedure not result in an appointment within the 30 day time period set forth in Section 14.2(a)(i) (Arbitrators), any Party will be free to request the AAA to appoint the third arbitrator.
(iii)Where there is more than one claimant or more than one respondent, the multiple claimants or respondents will jointly appoint one arbitrator.
(iv)If any Party-appointed arbitrator or the third arbitrator resigns or ceases to be able to act, a replacement will be appointed in accordance with the arrangements provided for in this clause.
(b)Decisions; Timing of Decisions.
(i)The arbitrators will render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated, within no later than six months from the date on which the arbitrators were appointed to the dispute. A transcript of the evidence adduced at the arbitration hearing will be made and, upon request, will be made available to each Party.
(ii)The time periods set forth in the AAA Arbitration Rules will be followed; provided, however, that the arbitrators may modify such time periods as reasonably necessary to render a written opinion in accordance with this Section 14.2(b) (Decisions; Timing of Decisions).
(iii)The Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.
(iv)This arbitration agreement does not preclude any Party seeking conservatory or interim measures from any court of competent jurisdiction including the courts having jurisdiction by reason of such Party’s domicile. Conservatory or interim measures sought by any Party in any one or more jurisdictions will not preclude the Arbitral Tribunal granting conservatory or interim measures. Conservatory or interim

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measures sought by any Party before the Arbitral Tribunal will not preclude any court of competent jurisdiction granting conservatory or interim measures.
(v)In the event that any such dispute will arise that is not clearly provided for in this Section 14.2(b) (Decisions; Timing of Decisions), the matter will be resolved in accordance with the AAA Arbitration Rules.
(vi)Any arbitration proceeding hereunder will be confidential and the arbitrators will issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Applicable Law or in a proceeding to enforce the results of the arbitration, no Party will make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Parties. The existence of any dispute submitted to arbitration, and the award, will be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.
(vii)Notwithstanding anything to the contrary in this Agreement, any and all issues regarding the scope, construction, validity or enforceability of any Patent will be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent in question.
(viii)Notwithstanding anything to the contrary in this Agreement, any and all issues regarding a breach or alleged breach of a Party’s obligations under Section 10 (Confidential Information and Publicity) will be determined in a court of competent jurisdiction under the laws of the State of New York, with express exclusion of its conflict of laws principles.
(ix)Fees, costs and expenses of arbitration are to be divided by the Parties in the following manner: Licensors will pay for the arbitrator Licensors choose; Licensee will pay for the arbitrator it chooses; and the Parties will share payment equally for the third arbitrator.
14.3.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
14.4.Award. Any award to be paid by one Party to another Party as determined by the arbitrators as set forth above under Section 14.2 (Arbitration) will be promptly paid in U.S. dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 14 (Dispute Resolution), and agrees that, subject to the U.S. Federal Arbitration Act, 9 U.S.C. §§ 1-16, judgment may be entered upon the final award in the Federal District Court for the State of New York and that other courts may award full faith and credit to such judgment in order to enforce such award. The award will include interest from the date of any damages incurred for breach of this Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator.
14.5.Injunctive Relief; Remedy for Breach of Exclusivity. Nothing in this Section 14 (Dispute Resolution) will preclude any Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Therefore, in addition to its rights and remedies otherwise available at law, including the recovery of damages for breach of this Agreement, such non-breaching Party will be entitled to seek (a) equitable relief, specifically including both interim and permanent restraining orders and injunctions and (b) such other and further equitable relief as the court may deem proper under the circumstances. For the avoidance of doubt, nothing in this Section 14.5 (Injunctive Relief; Remedy for Breach of Exclusivity)

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will otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 14.2 (Arbitration).
14.6.Confidentiality. The arbitration proceeding will be confidential and the arbitrator will issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party will make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Parties. The existence of any dispute submitted to arbitration, and the award, will be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.
14.7.Survivability. Any duty to arbitrate under this Agreement will remain in effect and be enforceable after termination of this Agreement for any reason.
14.8.Jurisdiction. For the purposes of this Section 14 (Dispute Resolution), the Parties acknowledge their diversity (Licensee having a principal place of business in the State of California and Licensors having their principal places of business in the State of Connecticut and the State of New York), and except as provided in Section 14.9 (Patent and Trademark Dispute), agree to accept the jurisdiction of any United States District Court located in New York for the purposes of enforcing or appealing any awards entered pursuant to this Section 14 (Dispute Resolution) and for enforcing the agreements reflected in this Section 14 (Dispute Resolution) and agree not to commence any action, suit or proceeding related thereto except in such courts.
14.9.Patent and Trademark Disputes. Notwithstanding Section 14.2 (Arbitration), any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Licensed Patents, Licensee Collaboration Patents, Joint Collaboration Patents, or Product Marks covering the manufacture, use, importation, offer for sale, or sale of Licensed Products will be submitted to a court of competent jurisdiction in the country in which such Patent or trademark rights were granted or arose.
Section 15.General Provisions.
15.1.Entire Agreement; Amendment. This Agreement, including the Schedules hereto, and the Ancillary Agreements set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof, whether written or oral and including the Confidentiality Agreement; provided that all “Confidential Information” disclosed or received by a Party thereunder will be deemed “Confidential Information” disclosed or received by such Party under this Agreement and will be subject to the terms and conditions of this Agreement. In the event of any inconsistency between any Schedules, exhibits, or attachments to this Agreement or any plan under this Agreement and this Agreement, the terms of this Agreement will prevail. In the event of any inconsistency between the Supply Agreement, the Pharmacovigilance Agreement or the Quality Agreement and this Agreement, the Supply Agreement, the Pharmacovigilance Agreement and the Quality Agreement will control with respect to supply and quality of Licensed Product and this Agreement will control with respect to all other matters. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as specifically set forth in this Agreement or the Ancillary Agreements. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
15.2.Effect of Bankruptcy of a Licensor. Notwithstanding any provision to the contrary set forth in this Agreement, a Licensor may unilaterally exercise, on behalf of both Licensors, any rights that may otherwise solely be exercised jointly by the Licensors under this Agreement on or after the date of filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, the appointment of a receiver or trustee over all or substantially all property, or an assignment of a substantial portion of the assets for the benefit of creditors by the other Licensor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
15.3.Force Majeure. No Party will be held liable to the other Parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party that are not reasonably foreseeable or avoidable, potentially including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, earthquakes, floods, pandemics, or other acts of God (provided that such failure or delay could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances) (each a “Force Majeure Event”). The affected Party will notify the other Parties of such force majeure circumstances as soon as reasonably practical and will promptly undertake all reasonable efforts necessary to cure such force majeure circumstances and resume performance of its obligations hereunder. If the failure to perform due to such Force Majeure Event continues for a period of 180 days or more, then the unaffected Parties may terminate this Agreement upon written notice to the other Parties.
15.4.Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.4 (Notices) (with a courtesy copy sent by email, which will not constitute notice), and will be deemed to have been given for all purposes when delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested. This Section 15.4 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
If to Licensors:
Arvinas:
Arvinas, Inc.
5 Science Park
395 Winchester Ave,
New Haven, CT 06511
Attn: Legal
with a copy to (which will not be deemed as notice):

Goodwin Procter LLP
1900 N Street, N.W.
Washington, DC 20036-1612
Attn: Noelle Dubiansky
Email: NDubiansky@goodwinlaw.com

Pfizer:
Pfizer Inc.
66 Hudson Blvd E.
New York, NY 10001-2192
Attention: President, Pfizer Oncology
Email: [*]

with a copy to (which will not be deemed as notice):

Pfizer Inc.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
66 Hudson Boulevard East
New York, NY 10001-2192
Attention: Legal
Email: [*]

If to Licensee:
Rigel Pharmaceuticals, Inc.
611 Gateway Boulevard, Suite 900
South San Francisco, CA 94080
Email: [*]

With copies to (which will not be deemed as notice):
Sidley Austin LLP
2850 Quarry Lake Drive, Suite 280
Baltimore, MD 21209
Attn: Adriana Tibbitts
Email: atibbitts@sidley.com

and

Sidley Austin LLP
101 California Street, Suite 3500
San Francisco, CA 94111
Attn: Carlton Fleming
Email: cfleming@sidley.com

15.5.No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against any Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Section.
15.6.Assignment.
(a)No Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties; provided that a Party may assign or transfer this Agreement without the other Parties’ consent (but with written notice to the other Parties promptly following such assignment or transfer) to an Affiliate, or to a successor to all or substantially all of the business or assets to which this Agreement relates, whether by merger, sale of stock, sale of assets, reorganization, consolidation, royalty factoring or other similar transaction or series of transactions. Any permitted successor or assignee of rights or obligations hereunder will, in a writing to the other Parties, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by any Party in violation of the terms of this Section 15.6 (Assignment) will be null, void and of no legal effect.
(b)Notwithstanding anything to the contrary set forth in Section 15.6(a) (Assignment) or elsewhere in this Agreement, a Licensor may assign to a Third Party, in whole or in part, such Licensor’s right to receive the Milestone Payments or Royalties payable to such Licensor under Section 8 (Payments) (such assignment, a “Securitization Transaction”). In

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connection with an actual or contemplated Securitization Transaction, such Licensor may disclose to such Third Party the terms of this Agreement, [*], notices of achievement of Milestone Events to be provided by Licensee under Section 8.2(b) (Notice; Payment) or Section 8.3(b) (Notice; Payment), Royalty Reports, audit reports contemplated under Section 8.6(d) (Records and Audits), and any other reports reasonably requested by such Third Party, in each case, without the prior written consent of Licensee, to enable such Third Party to evaluate, or exercise its rights with respect to, such Securitization Transaction; provided that such Third Party is under obligations of confidentiality and non-use with respect to such Confidential Information that are no less stringent than the terms of Section 10 (Confidential Information and Publicity) (but of duration customary in confidentiality agreements entered into for a similar purpose).
(c)Notwithstanding anything to the contrary set forth in Section 15.6(a) (Assignment) or elsewhere in this Agreement, Licensee may, without the prior written consent of Licensors, collaterally assign, pledge, hypothecate, or grant a security interest in this Agreement and any or all of Licensee’s rights hereunder to one or more lenders, agents, or trustees providing financing to Licensee or any of its Affiliates (each, a “Secured Party”), solely as collateral security for indebtedness or other obligations of Licensee or its Affiliates. No such collateral assignment will release Licensee from any of its obligations under this Agreement.
15.7.Further Actions. Each Party agrees to execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) such further instruments, and to do (or cause to be done) all such other acts, as may be necessary or appropriate or as any other Party may reasonably request in order to carry out the purposes and intent of this Agreement.
15.8.Compliance with Applicable Law. Each Party will comply with Applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement, including Anti-Corruption Laws. Each Party will take no action that would cause another Party to be in violation of Anti-Corruption Laws. Further, each Party will notify the other Parties if such Party has any information or suspicion that there may be a violation of Anti-Corruption Laws in connection with the performance of this Agreement.
15.9.Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Sections or Schedules mean the particular Sections of, or Schedules to, this Agreement and references to this Agreement include all Schedules hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” will be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules); (e) the word “or” will be construed as the inclusive meaning identified with the phrase “and/or;” (f) provisions that require that a Party or the Parties hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise and that consents not be unreasonably withheld, delayed or conditioned; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) the words “shall” and “will” have the same meaning and may be used interchangeably; and (j) unless expressly stated, dollar amounts set forth herein are U.S. dollars. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against any Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language will control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement will be in the English language.
15.10.Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.
15.11.No Waiver. Any failure or delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time. No waiver will be effective unless it has been given in writing and signed by any authorized representative of the Party giving such waiver.
15.12.Relationship of Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein. There are no express or implied Third Party beneficiaries hereunder (except for Licensor Indemnitees and Licensee Indemnitees for purposes of Section 12).
15.13.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal SIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
Section 16.Government Approvals.
16.1.Each of Arvinas and Licensee will, within [*] after the execution of this Agreement file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States of America Department of Justice (“DOJ”) any HSR Filing required of it under the HSR Act, together with all other applicable laws, rules and regulations relating to antitrust and competition law and compliance (such laws, rules and regulations, the “Competition Laws”) with respect to the transactions contemplated by this Agreement. Arvinas and Licensee will cooperate with one another to the extent necessary in the preparation of any such HSR Filing and Competition Law Filings. [*] In the event that Arvinas and Licensee make an HSR Filing under this Section 16 (Government Approvals), this Agreement will terminate (a) at the election of either such Party, immediately upon notice to the other Party, in the event that the FTC or the DOJ obtains a preliminary injunction under the HSR Act against Arvinas and Licensee to enjoin the transactions contemplated by this Agreement or (b) at the election of either such Party, immediately upon notice to the other Party, in the event that the Antitrust Clearance Date will not have occurred on or prior to [*] after the effective date of the HSR Filing (the “Outside Date”); provided that the Outside Date may be extended by Licensee upon written notice to Arvinas prior to the expiration of the then-applicable Outside Date for a period of [*]. As used herein: (x) “Antitrust Clearance Date” means the date on which all applicable waiting periods under the HSR Act and Competition Law with respect to the transactions contemplated by this Agreement have expired or have been terminated; (y) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; and (z) “HSR Filing” and “Competition Law Filing” means a filing by Arvinas and Licensee with, and that has been accepted by, the FTC and DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) and under Competition Law with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.
16.2.Each of Arvinas and Licensee will, in connection with any HSR Filing, (a) reasonably cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Party or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by this Agreement; (c) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any

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proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other Person, [*]. Arvinas and Licensee, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this Section 16.2 as “Antitrust Counsel Only Material.” Such materials and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Arvinas or Licensee, as the case may be) or its legal counsel.
16.3.To the extent Licensors agree to conduct any pre-Effective Date activities to assist with day one readiness, such agreement must be in writing and Licensee will reimburse Licensors for such agreed activities, even if this Agreement is terminated pursuant to this Section 16.
16.4.If this Agreement is terminated pursuant to this Section 16, then, notwithstanding any provision in this Agreement to the contrary, neither Party will have any further obligation to the other Party with respect to the subject matter of this Agreement, except that the Parties hereto will remain bound by the provisions of this Section 16.4, Section 10 (Confidential Information and Publicity), Section 12.5 (Limitation of Liability), Section 15 (General Provisions) and Section 16.3; provided, that nothing herein will relieve a defaulting or breaching party from any liability or damages arising out of its breach of any provision of this Agreement that was effective prior to the Effective Date as set forth in Section 13.1.
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IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized representatives as of the Execution Date.

ARVINAS, INC.

By: /s/ Jared Freedberg
(Signature)

Name: Jared Freedberg

Title: General Counsel and Corporate Secretary

ARVINAS OPERATIONS, INC.

By: /s/ Jared Freedberg
(Signature)

Name: Jared Freedberg

Title: Corporate Secretary
ARVINAS ESTROGEN RECEPTOR, INC.

By: /s/ Jared Freedberg
(Signature)

Name: Jared Freedberg

Title: Corporate Secretary

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized representatives as of the Execution Date.
PFIZER INC.

By: /s/ Jeffrey Legos
(Signature)

Name: Jeffrey Legos

Title: Chief Oncology Officer

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized representatives as of the Execution Date.
RIGEL PHARMACEUTICALS, INC.

By: /s/ Raul Rodriguez
(Signature)

Name: Raul Rodriguez
Title: President & Chief Executive Officer

[*]